Filed Pursuant to Rule 424(b)(3)

File Number 333-142130

PROSPECTUS SUPPLEMENT NO. 1

Prospectus Supplement No. 1

to Prospectus dated June 22, 2007

QUANTRX BIOMEDICAL CORPORATION

This Prospectus Supplement No. 1 supplements our prospectus dated June 22, 2007.  The shares of our common stock that are the subject of the prospectus have been registered to permit their resale to the public by the selling stockholders named in the prospectus.  We are not selling any shares of common stock in such offering and therefore will not receive any proceeds from such offering, except upon the exercise of warrants.

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol QTXB.OB.  The high and low prices for shares of our common stock on July 12, 2007, were $1.03  and $1.02  per share, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board.

This Prospectus Supplement includes the attached Current Report on Form 8-K of QuantRx Biomedical Corporation that was filed by us with the U.S. Securities and Exchange Commission on April 19, 2007, as amended by the amendment to such Current Report that was filed by us with the SEC on June 6, 2007.

YOU SHOULD READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT NO. 1 CAREFULLY BEFORE YOU INVEST, INCLUDING THE RISK FACTORS THAT BEGIN ON PAGE 4 OF THE PROSPECTUS.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is July 13, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): (April 13, 2007)

QuantRx Biomedical Corporation
(Exact name of Registrant as Specified in Charter)

Nevada	0-17119	33-0202574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Suite 300 Doylestown, Pennsylvania	18901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 880-1595

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 13, 2007, QuantRx Biomedical Corporation and FluoroPharma, Inc. closed the transactions contemplated by a ‘‘stage 2’’ investment agreement. Under the investment agreement, QuantRx agreed to purchase, and FluoroPharma agreed to issue and sell, 627,058 shares of common stock of FluoroPharma in consideration of QuantRx’ payment of $1,250,000, consisting of (i) cash payments aggregating $741,178.08 ($491,178.08 of which must be paid by QuantRx within 120 days after the closing) and (ii) cancellation in full of two promissory notes issued by FluoroPharma in favor of QuantRx in the aggregate principal amount of $500,000 and with accrued and unpaid interest of $8,821.92, for a total of $508,821.92.

FluoroPharma is a Boston-based molecular imaging company that is conducting clinical trials in the development of next-generation imaging agents for position emission tomography-diagnostics with initial indications for cardiovascular disease.

Immediately after the closing, QuantRx owned approximately 57.7% of the outstanding shares of common stock of FluoroPharma (50.1% on a fully diluted basis).

The ‘‘stage 2’’ investment agreement was executed in accordance with the terms of the original investment agreement, dated as of February 17, 2006, between QuantRx and FluoroPharma. Under the original investment agreement, FluoroPharma issued common stock and an option to QuantRx in exchange for a capital contribution, and QuantRx was given the right to acquire, at its option and in its sole discretion, a majority interest in FluoroPharma through a series of staged investments. A more detailed description of the original investment agreement can be found in QuantRx’ Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2006, and a complete and accurate copy of the original investment agreement is attached as Exhibit 10.1 of QuantRx’ Quarterly Report on Form 10-QSB/A for the period ended March 31, 2006, filed with the SEC on December 1, 2006.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure required by this Item is included in Item 1.01 and is incoporated herein by reference.

SECTION 8 - OTHER EVENTS

ITEM 8.01    OTHER EVENTS

On April 19, 2007, QuantRx issued a press release announcing the execution of the ‘‘stage 2’’ investment agreement and the consummation of the transactions contemplated thereby described in Item 1.01 hereof, a copy of which is attached hereto as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

The required financial statements will be filed on or before June 29, 2007, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

1

(c)	Exhibits.

10.1	Stage 2 Investment Agreement, dated as of April 5, 2007, between QuantRx Biomedical Corporation and FluoroPharma, Inc.
99.1	Press release issued by QuantRx Biomedical Corporation on April 19, 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTRX BIOMEDICAL CORPORATION (Formerly A-FEM MEDICAL CORPORATION)
Date: April 19, 2007	By:	/s/ Walter Witoshkin
Walter Witoshkin President and Chief Executive Officer

3

STAGE 2 INVESTMENT AGREEMENT

Between

QUANTRX BIOMEDICAL CORPORATION

and

FLUOROPHARMA, INC.

Dated as of April 5, 2007

i

ii

STAGE 2 INVESTMENT AGREEMENT

THIS STAGE 2 INVESTMENT AGREEMENT (this ‘‘Agreement’’), dated as of April 5, 2007, between QuantRx Biomedical Corporation, a Nevada corporation (the ‘‘Investor’’) and FluoroPharma, Inc., a Delaware corporation (the ‘‘Company’’).

WHEREAS, the Company is a molecular imaging company headquartered in Boston, Massachusetts, and is engaged in the discovery, development and commercialization of proprietary products for the positron emission tomography;

WHEREAS, the Investor is a healthcare technology company with broadly enabling technologies in point of use diagnostics;

WHEREAS, on February 17, 2006, the Company and the Investor entered into an Investment Agreement, as amended (the ‘‘Original Investment Agreement’’; capitalized terms that appear but are not defined herein have the meanings ascribed to such terms in the Original Investment Agreement), pursuant to which the Company issued to the Investor (i) 1,096,170 shares of Common Stock (as hereinafter defined) and (ii) an option to purchase 260,000 shares of Common Stock at an exercise price of $0.75, in exchange for a capital contribution in the aggregate amount of $1,566,523.10;

WHEREAS, the Original Investment Agreement grants the Investor the option, in its sole discretion, to invest in specified compounds of the Company on the terms and subject to the conditions set forth therein;

WHEREAS, on February 2, 2007, the Investor notified the Company of its desire to accelerate a Stage 2 Investment in accordance with Section 2.10 of the Original Investment Agreement; and

WHEREAS, on the terms and subject to the conditions set forth herein, the Investor agrees to purchase, and the Company agrees to issue and sell, 627,058 shares of Common Stock (the ‘‘Shares’’) in consideration of the Investor’s payment of $1,250,000 (the ‘‘Consideration’’), consisting of (i) cash payments aggregating $741,178.08 (the ‘‘Cash Payment’’) and (ii) cancellation in satisfaction of two promissory notes issued by the Company in favor of the Investor (the ‘‘Promissory Notes’’) in the aggregate principal amount of $500,000 and with accrued and unpaid interest of $8,821.92 (the amounts described in this clause (ii) being the ‘‘Balance Due’’).

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Investor and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.    Certain Defined Terms. For purposes of this Agreement:

‘‘Amended and Restated Investors’ Rights Agreement’’ means the amended and restated investors’ rights agreement, dated as of February 17, 2006, among the Investor, the Company and the other stockholders that are signatories thereto.

‘‘Common Stock’’ means the Company’s authorized Common Stock having a par value of $.001 per share.

‘‘Disclosure Schedule’’ means the disclosure schedule attached hereto as Exhibit A.

‘‘Knowledge of the Company’’ means the actual knowledge of Dr. David R. Elmaleh and Ljiljana Kundakovic with respect to the Company’s corporate, legal and financial affairs, after due inquiry.

Section 1.02.    Definitions. The following terms have the meanings set forth in the Sections set forth below:

Definition	Location
‘‘Agreement’’	Preamble
‘‘Balance Due’’	Recitals
‘‘Benefit Plan’’	3.13(a)
‘‘Cash Payment’’	Recitals
‘‘Closing’’	2.03
‘‘Closing Date’’	2.03
‘‘Company’’	Preamble
‘‘Company Employees’’	3.13(c)
‘‘Compensation Agreements’’	3.13(c)
‘‘Compound’’	2.06
‘‘Consideration’’	Recitals
‘‘ERISA’’	3.13(a)
‘‘Financial Statements’’	3.05(a)
‘‘Investor’’	Preamble
‘‘IP License Agreements’’	3.09(e)
‘‘Indemnified Party’’	5.02(a)
‘‘Indemnifying Party’’	5.02(a)
‘‘Intellectual Property’’	3.09(a)
‘‘Loss’’	5.02(a)
‘‘Material Contracts’’	3.10(a)
‘‘Original Investment Agreement’’	Recitals
‘‘Preferred Stock’’	3.02(a)
‘‘Promissory Notes’’	Recitals
‘‘Securities Act’’	3.02
‘‘SEC’’	3.11(b)(iii)
‘‘Shares’’	Recitals
‘‘Taxes’’	3.07(a)
‘‘Tax Returns’’	3.07(c)
‘‘Third Party Claim’’	5.05(b)

Section 1.03.    Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)    when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

(b)    the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)    whenever the words ‘‘include,’’ ‘‘includes’’ or ‘‘including’’ are used in this Agreement, they are deemed to be followed by the words ‘‘without limitation’’;

(d)    the words ‘‘hereof,’’ ‘‘herein’’ and ‘‘hereunder’’ and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)    all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f)    the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g)    any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

(h)    references to a Person are also to its successors and permitted assigns; and

(i)    the use of ‘‘or’’ is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

ISSUANCE OF STOCK

Section 2.01.    Issuance of Common Stock. Upon the terms and subject to the conditions of this Agreement and in reliance on the representations, warranties and covenants herein set forth, the Company shall issue the Shares to the Investor in exchange for the Consideration as set forth herein.

Section 2.02.    Payment of Consideration. (a) The Consideration shall be paid to the Company as follows: (i) the Company shall credit an amount equal to the Balance Due against the Consideration and the Investor shall cancel and mark the Promissory Notes as ‘‘Paid In Full;’’ and (ii) the Investor shall pay an amount equal to the Cash Payment in cash by wire transfer as set forth in Section 2.04. Notwithstanding any other provision of this Agreement, if the Closing shall occur on a date other than April 5, 2007, the interest due on the Promissory Notes shall be determined as of the date of the Closing, and the Cash Payment and Balance Due shall be adjusted accordingly as of the Closing Date.

Section 2.03.    Closing. Subject to the satisfaction or waiver of the conditions set forth herein, the purchase and sale of the Shares shall be made at a closing to be held at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York at 10:00 a.m. New York time on the latest to occur of April 5, 2007 or at such other place or at such other time or on such other date as the Investor and the Company may mutually agree upon in writing (the ‘‘Closing’’). The date on which the Closing occurs shall be referred to herein as the ‘‘Closing Date.’’

Section 2.04.    Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Investor:

(a)    a stock certificate representing the Shares; and

(b)    a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions duly and validly adopted by the Board of Directors of the Company evidencing its authorization of the execution and delivery of each of this Agreement and the consummation of the transactions contemplated hereby.

Section 2.05.    Closing Deliveries by the Investor. At the Closing (or after Closing as specified below), the Investor shall deliver to the Company:

(a)    $250,000 by wire transfer in immediately available funds to the Payment Amount Bank Account within three (3) business days after the Closing;

(b)    $491,178.08 within one hundred twenty (120) days of the Closing; and

(c)    the Promissory Notes marked ‘‘Paid In Full.’’

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

As an inducement to the Investor to enter into this Agreement, the Company hereby represents and warrants to the Investor as follows:

Section 3.01.    Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of

Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company. This Agreement has been, and upon its execution shall have been, duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Investor) this Agreement constitutes, and upon its execution shall constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Section 3.02.    Capitalization. The authorized capital stock of the Company consists of 10,700,000 shares, consisting of (i) 10,000,000 shares of Common Stock and (ii) 700,000 shares of Preferred Stock of the Company, $0.001 par value (the ‘‘Preferred Stock’’). As of the date hereof and subject to the provisions of Section 3.02 of the Disclosure Schedule, (i) 3,220,500 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 128,000 shares of Common Stock are available for issuance pursuant to employee stock options granted pursuant to the Stock Option Plan, (iii) 370,000 shares are available for issuance pursuant to warrants granted by the Company and (iv) no shares of Preferred Stock are issued and outstanding. Immediately prior to the consummation of the transactions contemplated hereby, the outstanding shares of capital stock of the Company will be held beneficially and of record by the Persons identified in Section 3.02 of the Disclosure Schedule in the amounts indicated thereon. Except as set forth in Section 3.02 of the Disclosure Schedule, there are no outstanding subscriptions, options, warrants, phantom rights, commitments, agreements, arrangements or understandings of any kind for or relating to the issuance, or sale or purchase of, any shares of capital stock of any class or series or other equity interests of the Company, or outstanding securities convertible thereinto or exchangeable therefor. The Company has no obligation to purchase, redeem, or otherwise acquire any of its capital stock or any interests therein. Except as set forth in Section 3.02 of the Disclosure Schedule, as of the Closing the Company shall have reserved and available 932,000 shares of Common Stock for issuance under or pursuant to the Stock Option Plan. None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse or repurchase right) upon the occurrence of any event or combination of events. Except as set forth in Section 3.02 of the Disclosure Schedule, the Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing or any other means. After giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Company, including without limitation the Shares, will have been duly and validly authorized and issued and will be fully paid and non assessable and free of Encumbrances other than restrictions on transfer under the Amended and Restated Investors’ Rights Agreement or applicable state and federal securities laws. Subject in part to the truth and accuracy of the Investor’s representations set forth in Article IV below, the offer, issuance, sale and delivery of the Shares as contemplated by this Agreement are or will be exempt from the registration requirements of the Securities Act of 1933, as amended (the ‘‘Securities Act’’) and the qualification or registration provisions of applicable state securities laws. Neither the Company nor its authorized agents will take any action that would cause the loss of such exemption. Except as set forth in Section 3.02 of the Disclosure Schedule, there are no preemptive rights, rights of first refusal, put or call rights or obligations or anti dilution rights with respect to the issuance, sale or redemption of the Company’s capital stock. Except as set forth in Section 3.02 of the Disclosure Schedule, there are no rights to have the Company’s capital stock registered for sale to the public pursuant to the laws of any jurisdiction, and there are no agreements of which the Company is aware, other than the Amended and Restated Investors’ Rights Agreement, relating to the voting of the Company’s voting securities or restrictions on the transfer of the Company’s capital stock. The Company’s issuance of the Shares shall not trigger any adjustments to the conversion prices or exercise prices of any of the Company’s outstanding securities.

Section 3.03.    No Conflict. The execution, delivery and performance of this Agreement by the Company does not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of the Company, or (b) to the Knowledge of the Company, conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Company, or any of its assets, properties or businesses or conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company or is a party or by which any of the Shares or any of such assets or properties is bound or affected.

Section 3.04.    Governmental Consents and Approvals. To the Knowledge of the Company, the execution, delivery and performance of this Agreement by the Company does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority. The Company knows of no reason why all the consents, approvals and authorizations necessary for the consummation of the transactions contemplated by this Agreement will not be received.

Section 3.05.    Financial Information; Books and Records.

(a)    The Company has furnished copies of the Company’s unaudited balance sheet as of December 31, 2006 and related unaudited statements of operations and statements of cash flows for the period then ended (the ‘‘Financial Statements’’), and such Financial Statements (a) have been prepared in good faith in accordance with the books and records of the Company, (b) fairly present the financial condition and operating results of the Company as of such dates and the financial results of the Company for such periods and (c) were prepared in accordance with GAAP consistently applied during the periods covered thereby, except that they do not contain all of the footnotes required by GAAP and they remain subject to year-end adjustments, consisting of normally recurring adjustments.

(b)    Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2006 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually and in the aggregate would not have, or be reasonably likely to have, a Material Adverse Effect.

(c)    To the Knowledge of the Company, since December 31, 2006, there has been (i) no material adverse change in the condition (financial or otherwise) of the Company or in the assets (including intangible assets), liabilities, condition (financial or other), business, property, results of operations or prospects or contractual rights of the Company and (ii) no events, circumstances or occurrences of any kind that, individually and in the aggregate, have had or could reasonably be likely to have a Material Adverse Effect.

(d)    The Company maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.06.    Litigation. There is no action, suit or proceeding or governmental proceeding, inquiry or investigation pending or, to the Knowledge of the Company, threatened, by or against the Company or affecting any of the Company’s properties or assets, or against any director, officer or stockholder of the Company in his, her or its capacity as such, nor, to the Knowledge of the Company, has there occurred any event nor does there exist any condition on the basis of which any litigation, proceeding or investigation might reasonably be instituted. Neither the Company nor any director, officer or, to the Knowledge of the Company, a stockholder in his, her or its capacity as such is a party to or in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency.

Section 3.07.    Tax Matters.

(a)    The Company has paid all federal, state, local, foreign or other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, withholding taxes, stamp taxes, transfer and property taxes, or other tax of any kind whatsoever, whether or not measured in whole or in part by net income, including any interest, penalty, or addition thereto, whether disputed or not (collectively, ‘‘Taxes’’) required to be paid by it through the date hereof.

(b)    All Taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities when due.

(c)    The Company has, in accordance with applicable Law, timely and properly filed all federal, state, local and foreign tax returns, declarations, reports, claims for refund, information returns or statements relating to Taxes (collectively, ‘‘Tax Returns’’) required to be filed by it through the date hereof. To the Knowledge of the Company, all such Tax Returns were correct and complete in all respects. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return.

(d)    The Company has not entered into any Reportable Transactions or Listed Transactions, as defined in Section 6707A of the Code.

(e)    No issue relating to Taxes has been raised by a federal, state, local or foreign taxing authority during any pending audit or examination, and no issue relating to Taxes was raised by a taxing authority in any completed audit or examination, that reasonably can be expected to recur in a later taxable period.

(f)    There are no Encumbrances on any of the assets of Company that arose in connection with any failure (or alleged failure) to pay any Tax, except for Encumbrances for Taxes not yet due.

(g)    The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

Section 3.08.    Title to Properties. The Company does not own any real property. The Company has a valid and enforceable leasehold interest in all of its leased real property, free and clear of any material Encumbrances. The Company has good title to or a valid and enforceable leasehold interest in all personal property used in or necessary to the business of the Company, free and clear of any material Encumbrances, and the same is in good condition and repair (ordinary wear and tear excepted). The Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has the Company received written notice of any violation with which it has not complied in all material respects.

Section 3.09.    Intellectual Property.

(a)    The Company owns, or possesses a license or other sufficient legal right to use, all trademarks, service marks, tradenames, copyrights, trade secrets, licenses, customer lists, computer programs and patents, and other technical data, concepts and know-how that is reasonably necessary or desirable to the conduct of its business as conducted and as proposed to be conducted (collectively the ‘‘Intellectual Property’’) without, to the Knowledge of the Company, any conflict with or infringement of the valid rights of others. Section 3.09 of the Disclosure Schedule sets forth a list and brief description of all domestic and foreign patents, trademarks, service marks, trade names and copyrights, and all applications therefor, that are owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right.

(b)    The Company has taken commercially reasonable precautions to (i) protect its rights in the Intellectual Property and (ii) maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property. To the Knowledge of the Company, there have been no acts or omissions by any officer, director, stockholder or employee of, or consultant to, the Company the result of which would be to materially compromise the rights of the Company to apply for or enforce appropriate legal protection of any Intellectual Property. To the Knowledge of the Company, it will not be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company. Each employee has assigned to the Company all intellectual property rights such employee owns that are related to the Company’s business as now conducted.

(c)    The Company has the right to use the Intellectual Property free and clear of any Encumbrances. No written claim has been received by the Company or, to the Knowledge of the Company, threatened to the effect that the use of any Intellectual Property by the Company could infringe upon or conflict with the rights of any other Person and, to the Knowledge of the Company, there is no basis for any such claim. No written claim has been received by the Company or, to the Knowledge of the Company, threatened to the effect that any Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the Knowledge of the Company, there is no basis for any such claim.

(d)    Each officer of the Company and each employee and consultant with access to Company confidential information or trade secrets has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form delivered to counsel for the Investor.

(e)    Section 3.09(e) of the Disclosure Schedule lists all material agreements (whether written or oral and whether with the Company or third parties, including license agreements, research agreements, development agreements, publishing agreements, distribution agreements, settlement agreements, consent to use agreements and covenants not to sue, other than licenses for personal computer software that are generally available on nondiscriminatory pricing terms and have an individual acquisition cost of $50 or less per annual license fee), including any track or mechanical license, to which the Company is a party or otherwise bound, granting any right to use, exploit or practice any Intellectual Property, or restricting the right of the Company to use or enforce any Intellectual Property (the ‘‘IP License Agreements’’), specifying the name of the parties thereto and whether such IP License Agreement is an inbound license, an outbound license or a cross-license and specifying the product(s) to which such agreement relates. Each IP License Agreement is valid and binding on the Company and, to the Knowledge of the Company, all other parties thereto and is enforceable against the Company in accordance with its terms. Except as set forth in Section 3.09(e), none of the IP License Agreements grants any third party exclusive rights to or under any Intellectual Property or the right to sublicense any Intellectual Property. The Company is in material compliance with, and has not breached any term of, such IP License Agreements, and all other parties to such IP License Agreements are in material compliance with, and have not breached any term of, such IP License Agreements.

Section 3.10.    Material Contracts.

(a)    Section 3.10(a) of the Disclosure Schedule lists each of the following contracts and agreements (including oral agreements) of the Company entered into by the Company subsequent to March 13, 2006 (the ‘‘Material Contracts’’):

(i)    each contract, agreement, invoice, purchase order and other arrangement, for the purchase of personal property, with any supplier or for the furnishing of services to the Company or otherwise related to the business of the Company under the terms of which the Company: (A) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 2007, (B) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate over the remaining term of such contract or (C) cannot be cancelled by the Company without penalty or further payment and without more than 30 days’ notice;

(ii)    each contract, agreement, invoice, sales order and other arrangement, for the sale of personal property, or for the furnishing of services by the Company which: (A) is likely to involve consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 2007, (B) is likely to involve consideration of more than $50,000 in the aggregate over the remaining term of the contract or (C) cannot be cancelled by the Company without penalty or further payment and without more than 30 days’ notice;

(iii)    all contracts or agreements relating to the licensing, distribution, development, purchase, sale or servicing of its products or services except in the ordinary course of business consistent with past practices;

(iv)    all indentures, mortgages, promissory notes, loan agreements, guaranties or other agreements or commitments for borrowing or any pledge or security arrangement;

(v)    all employment contracts, noncompetition agreements or other agreements with present or former officers, directors, employees or stockholders of the Company or Persons related to or affiliated with such Persons;

(vi)    all stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company, including, without limitation, any agreement with any stockholder of the Company which includes anti dilution rights, registration rights, voting arrangements, operating covenants or similar provisions;

(vii)    all pension, profit sharing, bonus, retirement, severance, stock option plans or other similar plans;

(viii)    all royalty, dividend or similar arrangements based on the revenues or profits of the Company or any contract or agreement involving fixed price or fixed volume arrangements;

(ix)    all joint venture, partnership, manufacturer, development or supply agreements;

(x)    all acquisition, merger or similar agreements;

(xi)    all broker, distributor, dealer, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company is a party;

(xii)    all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancelable without penalty or further payment and without more than 30 days’ notice;

(xiii)    all contracts and agreements with any governmental authority to which the Company is a party;

(xiv)    all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(xv)    all contracts and agreements between or among the Company and any of its Affiliates or an officer, director or stockholder of any of them;

(xvi)    all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company or the conduct of the business of the Company, the absence of which, individually or in the aggregate, could reasonably be likely to have a Material Adverse Effect.

(b)    To the Knowledge of the Company, all contracts, agreements, leases and instruments set forth on Section 3.10(a) of the Disclosure Schedule are valid and are in full force and effect in all material respects and constitute legal, valid and binding obligations of the Company, as applicable, and, to the Knowledge of the Company, of the other parties, and are enforceable in accordance with their respective terms, except (A) as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, which affect enforcement of creditors’ rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief, or general principles of equity or other equitable remedies and (C) to the extent the indemnification provisions contained therein may further be limited by applicable Laws and principles of public policy. The Company has not received any written notice and has no knowledge of any other notice or overt threat to terminate any such contracts, agreements, leases or instruments. The Company is not, nor to the Knowledge of the Company, any other party, is not in material default in complying with any provisions of any such contract, agreement, lease or instrument, and to the Knowledge of the Company, no condition or event or fact exists which, with notice, lapse of time or both, would constitute a material default thereunder on the part of the Company.

(c)    The Company has made available to the Investor true and complete copies of all Material Contracts.

Section 3.11.    Governmental Approvals; Compliance with Laws.

(a)    To the Knowledge of the Company, the Company is in compliance in all material respects with all applicable Laws and regulations. The Company has all of the material permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies reasonably necessary for the Company to conduct its business as presently conducted and as contemplated to be conducted. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and, to the Knowledge of the Company, no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders, franchises or other rights and privileges will be affected by the consummation of the transactions contemplated by this Agreement. The Company has never entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any material aspect of the business, affairs, properties or assets of the Company or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of the Company.

(b)    Neither the Company, nor the Company’s officers, nor to the Knowledge of the Company, its directors, have ever:

(i)    Filed a petition under the federal bankruptcy laws or any state insolvency law or had a filing against, or had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such Person, or any partnership in which he or it was a general partner;

(ii)    Been convicted of a crime or been a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii)    Been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the ‘‘SEC’’) or any other regulatory authority to have violated any federal or state securities law, banking law or any federal commodities law and the judgment in such civil action or finding has not been subsequently reversed, suspended, or vacated; or

(iv)    Been subject to any order, judgment or decree of any court of competent jurisdiction permanently or temporarily enjoining him, her or it from engaging or otherwise imposing limits or conditions on his, her or its engagement in any securities, banking, insurance, investment advisory or other type of business or acting as an officer or director of a public company.

Section 3.12.    Insurance Coverage. Section 3.12 of the Disclosure Schedule provides a complete list of the Company’s insurance policies currently in effect. The Company has insurance coverage in types and amounts customary for similarly situated companies and as otherwise required by law.

Section 3.13.    Employee Benefit Matters.

(a)    Section 3.13(a) of the Disclosure Schedule contains a list as of the date hereof, complete and accurate in all material respects, of any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including, without limitation, each ‘‘employee benefit plan,’’ within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’) (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to, or required to be contributed to, by the Company or any Company Affiliate for the benefit of any employee of the Company, or with respect to which the Company or any Company Affiliate has or may have any liability or obligation, other than a Compensation Agreement (as defined below) (the ‘‘Benefit Plan’’). As of the date hereof, the Company has not committed to establish or enter into any new Benefit Plan, or to modify any Benefit Plan (except to the extent required by law or to conform any such Benefit Plan to the requirements of any applicable Law). All Benefit Plans and any related material documents have been made available to the Investor.

(b)    The Company and all Company Affiliates have performed all material obligations required to be performed by them under, are not in default or violation of, and have no knowledge of any default or violation by any other party to, the material terms of any Benefit Plan, and each Benefit Plan has been established and maintained in all material respects in accordance with its terms and in compliance with applicable Laws. There are no claims, suits or actions pending, or to the Knowledge of the Company, threatened (other than routine claims for benefits), against any the Benefit Plan or against the assets of any the Benefit Plan. To the Knowledge of the Company, there are no audits, inquiries or proceedings pending or threatened by the Internal Revenue Service, the United States Department of Labor or any other governmental authority with respect to any the Benefit Plan. To the Knowledge of the Company, the Company and all the Company Affiliates have made all contributions and other payments required by and due under the terms of each the Benefit Plan.

(c)    Section 3.13(c) of the Disclosure Schedule contains a list as of the date hereof, complete and accurate in all material respects, of each management, employment, severance, consulting, relocation, repatriation, expatriation, or other agreement, or contract between the Company or any Company Affiliate and any employee, consultant, director, advisor or independent contractor of the Company (the ‘‘Company Employees’’) (such agreements, the ‘‘Compensation Agreements’’), excluding any such agreement or contract that, by its terms, in all circumstances, the Company’s obligation is less than $50,000 per annum. Except as set forth in Section 3.13(c) of the Disclosure Schedule, to the Knowledge of the Company, the Company and all of the Company Affiliates: (i) are in material compliance with all applicable Laws with respect to employment, employment practices, discrimination, withholding, employment taxes, reporting and payment of any compensation, harassment, terms and conditions of employment, classification of employees and consultants and wages and hours; (ii) have no agreements with the Company Employees that provide for severance payments or benefits or payments contingent upon a change in control or ownership of the Company; (iii) do not have and have not had any organizational activity or labor dispute, and no application for certification of a collective bargaining agreement is pending or, to the Knowledge of the Company, is threatened; (iv) have no employees who are also employees of other entities or who have any conflicting obligations or agreements for their services, and the relationship of such employees with the Company has been fully disclosed to such entities. Except as set forth in Section 3.13(c) of the Disclosure Schedule, to the Knowledge of the Company, there are no pending, threatened, or reasonably anticipated claims or actions against the Company or any Company Affiliate under any Compensation Agreement or workers’ compensation policy or long-term disability policy.

Section 3.14.    No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or its stockholders or its Affiliates.

Section 3.15.    Transactions with Affiliates. There are no loans, leases or other continuing arrangements between the Company on one hand, and any officer, director or stockholder of the Company or any respective family member or Affiliate of such officer, director or stockholder, on the other hand.

Section 3.16.    Corporate Records. The corporate record books of the Company accurately record all material corporate action taken by its stockholders and board of directors and committees. The copies of the corporate records of the Company, as made available to the Investor for review, are true and complete copies of the originals of such documents.

Section 3.17.    Disclosures. Neither this Agreement nor any other agreement, document or written statement made by the Company and furnished by the Company to the Investor in connection with the transactions contemplated hereby, taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, collectively or taken as a whole, not misleading in the light of the circumstances in which they were made; it being understood that with respect to any information provided by the Company based upon or constituting a forecast or projection, the Company represents only that (a) it acted in good faith and utilized reasonable assumptions in light of conditions existing at the time of delivery of such information and (b) it exercised due care in the preparation of such information. There is no material fact directly relating to the business, operations, condition or prospects of the Company (including any competitive developments, but other than facts which relate to general economic or industry trends or conditions) that, individually or in the aggregate, has had or could reasonably be likely to have a Material Adverse Effect that has not been set forth in this Agreement or in any Schedule hereto.

Section 3.18.    Certain Payments. The Company has not, nor to the Knowledge of the Company, any director, officer, agent, employee, or other Person acting on behalf of any of them, has not directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Federal, state, local, or foreign statute, law, regulation, ordinance, rule, judgment, order, decree or other governmental requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

Section 3.19.    Environmental.

(a)    The Company is in compliance with all Environmental Laws, except where such non-compliance, individually or in the aggregate, has not had or would not reasonably be likely to have a Material Adverse Effect.

(b)    The Company has not received any notice that alleges that the Company is not in compliance with any Environmental Laws. There is no Environmental Claim pending, or to the Knowledge of the Company, threatened against the Company with respect to the operations or business of the Company, or against any Person whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, and to the Knowledge of the Company, there are no circumstances that could form the basis of any such Environmental Claim in the future.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF THE INVESTOR

As an inducement to the Company to enter into this Agreement, the Investor hereby represents and warrants to the Company as follows:

Section 4.01.    Authorization. The Investor has all requisite corporate power and authority to enter into this Agreement, and, assuming the due authorization, execution and delivery by the other parties thereto, this Agreement when executed and delivered by the Investor will constitute its valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Investor.

Section 4.02.    Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that Shares to be received by such Investor will be acquired for investment for the Investor’s own account (or the account of its respective Affiliates), not as a nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of any applicable Law, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same to any other Person in violation of any applicable Law. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person or to any third Person, with respect to any of the Shares. The Investor understands that the offer and sale of the Shares has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Investor’s investment intent and the accuracy of the Investor’s representations as expressed herein.

Section 4.03.    Disclosure of Information. The Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article III of this Agreement or the right of the Investor to rely thereon.

Section 4.04.    Investment Experience. The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Investor further represents that it has not been organized for the sole purpose of acquiring the Shares. The Investor can bear the economic risk of its investment and is able, without impairing the Investor’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the Investor’s investment.

Section 4.05.    Restricted Securities. The Investor understands that the Shares it is purchasing are characterized as ‘‘restricted securities’’ under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. In the absence of any effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. In this connection, such Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including without limitation the Rule 144 condition that current information about the Company be available to the public. Such Investor understands and agrees that, except as provided herein, the Company is not under any obligation to register the Shares under the Securities Act or to comply with Regulation A or any other exemption and that Rule 144 is not currently available for sales of the Shares.

Section 4.06.    Brokers’ Fees. The Investor has taken no action which would give rise to any claim by any other Person for any brokerage commissions, finders’ fees or the like relating to the sale of the Shares to the Investor.

Section 4.07.    No Public Market. The Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

Section 4.08.    Securities Filings. To the knowledge of the Investor, all disclosures required to be made by the Investor under federal and state securities laws have been made and are true, accurate and complete in all material respects.

ARTICLE V

INDEMNIFICATION

Section 5.01.    Survival of Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall survive until the 18th month after the Closing; provided, however, that the representations and warranties contained in Sections 3.01, 3.02, 3.07, 3.13 and 3.19 shall survive until the expiration of the relevant statute of limitations. Neither the period of survival nor the liability of the Company for breaches of representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Investor pursuant to any provisions of this Agreement. If written notice of a claim has been given prior to the expiration of the applicable survival period by an Investor to the Company, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

Section 5.02.    Indemnification by the Company.

(a)    The Investor and its Affiliates, and their respective officers, directors, employees, managers, agents, successors and assigns (in each case, on the date hereof, each an ‘‘Indemnified Party’’) shall be indemnified and held harmless by the Company (the ‘‘Indemnifying Party’’) for and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ and consultants’ fees and expenses) actually suffered or incurred by them (including in any action brought or otherwise initiated by any of them) (hereinafter a ‘‘Loss’’), arising out of or resulting from (i) the breach of any representation or warranty made by the Company in this Agreement or (ii) the breach of any covenant or agreement by the Company in this Agreement. Notwithstanding the foregoing, the Indemnifying Party shall not be liable for any claim for indemnification pursuant to this Section 5.02(a), unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party equals or exceeds $10,000, after which the Indemnifying Party shall be liable for all Losses; provided, however, that the Indemnifying Party’s total indemnity obligation hereunder shall not exceed the Payment Amount.

(b)    To the extent that the Company’s undertakings set forth in this Section 5.02 may be unenforceable, the Company shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by any Indemnified Party.

SECTION 5.03.    Notice of Loss; Third Party Claims.

(c)    During the period in which the indemnification obligations under this Article V are in effect, an Indemnified Party shall give the Indemnifying Party written notice of any matter which an Indemnified Party has reasonably determined has given or could give rise to a right of indemnification under this Agreement, within sixty (60) days of such determination, stating the estimated amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article V except to the extent the Indemnifying Party shall be materially prejudiced thereby.

(d)    If an Indemnified Party shall receive notice of any third party claim, action, suit, arbitration, inquiry, proceeding, investigation audit, demand or assessment (each, a ‘‘Third Party Claim’’) against it or which may give rise to a claim for Loss under this Article V, within thirty (30) days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party written notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article V except to the extent that the Indemnifying Party is materially prejudiced by such failure, and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article V. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the

Indemnified Party within thirty (30) days of the receipt of such notice from the Indemnified Party; provided, however, that if either: (x) the Indemnifying Party does not so assume such defense or (y) there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel (up to one counsel for all Indemnified Parties), at the reasonable expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party (not to be unreasonably withheld), unless such settlement contains a full release of such Indemnified Party.

Section 5.03.    Survival of Covenants and Agreements. The covenants and agreements of the parties contained in this Agreement shall survive the Closing and will remain in full force and effect in accordance with their terms.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01.    Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not any Closing shall have occurred.

Section 6.02.    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) or by electronic mail to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.02):

(a)    if to the Company:

FluoroPharma, Inc.
c/o Puretech Ventures, LLC
222 Berkley Street Suite 1040,
Boston, MA 02116
Telephone: 617-482-2333
Email: lkundakovic@fluoropharma.com
Attention: Ljiljana Kundakovic, President

with a copy to:

Burns and Levinson LLP
125 Summer Street
Boston, MA 02116
Telecopy: 617-345-3299
Telephone: 617-345-3875
Email: JBelanger@burnslev.com
Attention: James H. Belanger

if to the Investor:

QuantRx Biomedical Corporation
100 S. Main Street, Suite 300
Doylestown, Pennsylvania 18901
Telephone: (267) 880-1595
E-mail: wwitoshkin@quantrxbiomedical.com
Attention: Walter Witoshkin, Chief Executive Officer

with a copy to:

Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
Telecopy: (212) 805-9284
Telephone: (212) 801-6962
E-mail: helselm@gtlaw.com
Attention: Michael D. Helsel, Esq.

Section 6.03.    Public Announcements. Neither party hereto shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other party unless otherwise required by Law or applicable stock exchange regulation, and the parties hereto shall cooperate as to the timing and contents of any such press release, public announcement or communication.

Section 6.04.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 6.05.    Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and the Investor with respect to the subject matter hereof.

Section 6.06.    Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Company and the Investor (which consent may be granted or withheld in the sole discretion of the Company or the Investor); provided, however, that the Investor may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliates of the Investor without the consent of the Company.

Section 6.07.    Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and the Investor or (b) by a waiver in accordance with Section 6.08.

Section 6.08.    Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 6.09.    No Third Party Beneficiaries. Except for the provisions of Article VII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Section 6.10.    Specific Performance. The Company and Investor acknowledge and agree that they would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the other party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Company or the Investor may be entitled, at law or in equity, they shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

Section 6.11.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

SECTION 6.12.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.12.

Section 6.13.    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 6.14.    Original Investment Agreement. This Agreement is being executed in accordance with, as contemplated by and in furtherance of the terms of the Original Investment Agreement. The parties hereto agree that the Original Investment Agreement remains in full force and effect, and no provision of the Original Investment Agreement shall be deemed to be amended, revised or modified by the execution of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company and the Investor have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

QUANTRX BIOMEDICAL CORPORATION
By:	/s/Walter Witoshkin
Name: Walter Witoshkin
Title: Chief Executive Officer
FLUOROPHARMA, INC.
By:	/s/Ljiljana Kundakovic
Name: Ljiljana Kundakovic
Title: President

[GRAPHIC OMITTED]

For Immediate Release

QuantRx(R) Biomedical Acquires Majority Interest In FluoroPharma

DOYLESTOWN, PA - April 19, 2007 - QuantRx(R) Biomedical Corporation (OTCBB: QTXB), an emerging leader in the development and commercialization of medical diagnostic platforms and products, today announced that it has increased its holdings in FluoroPharma, Inc., a Boston-based molecular imaging company, to a controlling interest.

‘‘QuantRx is pleased to take this next step in building our position in FluoroPharma, which is addressing the clear need for improved diagnostic tools related to clinical cardiology,’’ Walter Witoshkin, QuantRx Biomedical chairman and chief executive officer, said, adding that, ‘‘according to the American Heart Association, more than 7 million patients in the U.S. alone have symptomatic coronary artery disease, which accounts for about one-third of U.S. deaths.’’

‘‘Because the FluoroPharma CardioPET molecular imaging agent aids in the diagnosis of patients who cannot undergo the exertion of a standard treadmill stress test, it brings this analytic process to a greater number of patients and has the potential to pare healthcare costs. This is just the first indication in a large and broad market that we address through FluoroPharma. We at QuantRx believe that the work of FluoroPharma, under the leadership of Dr. David Elmaleh, its chairman, is important clinical science. The FluoroPharma molecular imaging agents for positron emission tomography (PET) and fluorescence imaging will fulfill critical unmet medical needs, giving clinicians important tools for the detection and assessment of pathology before clinical manifestations of disease,’’ Mr. Witoshkin said.

In addition to CardioPET, which allows coronary artery disease to be assessed while patients are at rest, FluoroPharma is developing BFPET and VasoPET. The three agents facilitate efficient detection and assessment of acute and chronic forms of coronary artery disease with additional application in the broader cardiovascular, oncology and neurology arenas.

CardioPET, currently in Phase I clinical trials, also has application in emergency room evaluation of chest pain, detection of damaged myocardium and identification of patients who may benefit from angioplasty. BFPET is a sensitive marker of cardiac ischemia, a condition in which blood flow to the heart muscle, and thus oxygen, is restricted; it has proven ability to detect ischemia in experimental models. VasoPET is the only PET agent to selectively target inflamed or vulnerable atherosclerotic plaque without the need of a standard stress test. With VasoPET, physicians identify dangerous or ‘‘vulnerable’’ coronary artery plaque in patients with coronary artery disease. Phase I clinical trials for BFPET and VasoPET are expected to commence in 2007.

Dr. Elmaleh, the scientific founder and chairman of FluoroPharma, also is an associate professor at Harvard Medical School and Director of Contrast Media Chemistry at the Massachusetts General Hospital. He created several important imaging agents that are in human use and he was the scientific founder of Molecular Insight Pharmaceuticals.

About QuantRx Biomedical QuantRx Biomedical Corporation is an emerging leader in the development of products for advanced diagnosis of serious disease and health conditions. With synergistic expertise in the discovery of diagnostic platforms and the commercialization of products for use by either medical professionals or consumers, QuantRx is focused on providing more accurate, reliable and faster diagnoses that result in improved patient care.

The QuantRx strategy is one of sustained growth and targets significant market opportunities estimated to be in excess of $4 billion worldwide. The Company’s technology portfolio, leveraging 15 patents and licenses, includes RapidSense(R) point-of-care testing products, based on QuantRx core intellectual property related to lateral flow techniques that rapidly provide, medical information directly to the healthcare provider or patient. QuantRx’ majority owned affiliate FluoroPharma is developing important molecular imaging agents for positron emission tomography - PET - and fluorescence imaging, addressing significant unmet medical needs by providing clinicians with important tools for early discovery and assessment of disease. Initial application is in the treatment of cardiovascular disease with additional use in tumor detection and blood flow analysis. Other QuantRx technology platforms are genome-based diagnostics chips for medical professionals and institutions and pad technology for diagnosis and treatment of women’s health concerns and other medical needs.

QuantRx has corporate offices in Doylestown, Pennsylvania, and its research and development center in Portland, Oregon. The Company holds a majority position in FluoroPharma, Inc., a Boston-based molecular imaging company, and a significant position in Genomics USA, Inc., a Chicago-based developer of microarray technology for DNA testing.

###

This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of common stock or other securities.

This release may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements reflect, among other things, management’s current expectations, management’s current plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict including general economic conditions, QuantRx’ need for additional funds, the company’s dependence on a limited number of imaging compounds, the early state of the products the company is developing, uncertainties relating to the commencement of clinical trials and regulatory reviews, competition and dependence on collaborative partners, the company’s ability to avoid infringement of the patent rights of others, and the company’s ability to obtain adequate patent protection and to enforce these rights. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. QuantRx does not undertake any obligation to update or review any such forward-looking information, whether as a result of new information, future events or otherwise.

Investor Relations Contact
for QuantRx Biomedical:
Nancy H. Tully
Darrow Associates, Inc.
t. 631-692-0375
c. 631-745-2584 E-mail: ntully@DarrowIR.com

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2007

QuantRx Biomedical Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-17119 (Commission File Number)	33-0202574 (IRS Employer Identification No.)

100 S. Main Street, Suite 300 Doylestown, Pennsylvania (Address of Principal Executive Offices)	18901 (Zip Code)

(267) 880-1595
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously reported in its Current Report on Form 8-K that was filed with the Securities and Exchange Commission on April 19, 2007, QuantRx Biomedical Corporation (“QuantRx”) closed the transactions contemplated by a “stage 2” investment agreement with Fluoropharma, Inc. (“FluoroPharma”). Immediately after the closing, QuantRx owned approximately 57.7% of the outstanding shares of common stock of FluoroPharma. This Amendment No. 1 on Form 8-K/A amends and supplements the April 19, 2007 Form 8-K of QuantRx to include financial statements and pro forma financial information.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements of the business acquired required by this item were not included in the Current Report on Form 8-K filed with the Commission on April 19, 2007. The financial statements are being provided pursuant to this amended report.

The audited financial statements of FluoroPharma as of December 31, 2006 and 2005 and for the years then ended and for the period June 13, 2003 (inception) through December 31, 2006 (unaudited) and the accompanying report of Rucci, Bardaro & Barrett, PC, independent auditors are filed with this Form 8-K/A as Exhibit 99.1.

The unaudited financial statements of FluoroPharma as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 and the period June 13, 2003 (inception) through March 31, 2007, and the accompanying report of Rucci, Bardaro & Barrett, PC, independent auditors, are filed with this Form 8-K/A as Exhibit 99.2.

(b) Pro Forma Financial Information

The financial information required by this item was not included in the Current Report on Form 8-K filed with the Commission on April 19, 2007. The financial information is being provided pursuant to this amended report.

The unaudited pro forma financial information included with this Form 8K/A has been prepared to illustrate the pro forma effects of the acquisition of a majority interest in FluoroPharma. The unaudited pro forma condensed combined balance sheet as of March 31, 2007 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and for the three months ended March 31, 2007 are filed with this Form 8-K/A as Exhibit 99.3. The unaudited pro forma condensed combined balance sheet as of March 31, 2007 combines the unaudited condensed balance sheet of QuantRx as of March 31, 2007 and the unaudited balance sheet of FluoroPharma as of March 31, 2007 and gives effect to the acquisition as if the acquisition occurred on March 31, 2007. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and for the three months ended March 31, 2007 give effect to the acquisition as if the acquisition occurred on January 1, 2006, the first day of QuantRx' fiscal year. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 combines the audited statement of operations of QuantRx for the year ended December 31, 2006 with the audited statement of operations of FluoroPharma for the year ended December 31, 2006. The unaudited pro forma combined statement of operations for the three months ended March 31, 2007 combines the unaudited statement of operations of QuantRx for the three months ended March 31, 2007 with the unaudited statement of operations of FluoroPharma for the three months ended March 31, 2007. All pro forma information in this Form 8-K/A has been prepared for informational purposes only and does not purport to be indicative of what would have resulted had the acquisition actually occurred on the dates indicated or what may result in the future.

(c) Not Applicable

(d) Exhibits

Exhibit Number:	Description of Exhibit
Exhibit 99.1

The audited financial statements of FluoroPharma as of December 31, 2006 and 2005 and for the years then ended and for the period June 13, 2003 (inception) through December 31, 2006 (unaudited) and the accompanying auditor's report.

Exhibit 99.2

The unaudited financial statements of FluoroPharma as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 and the period June 13, 2003 (inception) through March 31, 2007 and the accompanying auditor's report.

Exhibit 99.3

The unaudited pro forma condensed combined balance sheet as of March 31, 2007 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and for the three months ended March 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTRX BIOMEDICAL CORPORATION
Date: July 6, 2007	By:	/s/ Walter Witoshkin
Walter Witoshkin President and Chief Executive Officer

                               FLUOROPHARMA, INC.
                          (a development stage company)

                          AUDITED FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 2006 AND 2005
                                       AND
                        FOR THE YEARS THEN ENDED AND FOR
                      THE PERIOD JUNE 13, 2003 (INCEPTION)
                      THROUGH DECEMBER 31, 2006 (UNAUDITED)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
INDEPENDENT AUDITOR'S REPORT ............................................      2
FINANCIAL STATEMENTS

   Notes to Financial Statements ........................................   7-32

[RUCCI, BARDARO & BARRETT PC LOGO]
Certified Public Accountants and Business Advisors

To the Directors and Stockholders
FLUOROPHARMA, INC. (a development stage company)
Boston, Massachusetts

                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheets of FLUOROPHARMA, INC. (the
"Company") as of December 31, 2006 and 2005 and the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures of the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31,
2006 and 2005 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the
United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in NOTE A to the financial statements, the Company's recurring losses from operations, stockholders' deficiency and working capital deficiency raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in NOTE A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/ Rucci, Bardaro & Barrett, PC
                                        ----------------------------------------
                                        Rucci, Bardaro & Barrett, PC
                                        Certified Public Accountants

June 29, 2007

919 Eastern Avenue, Malden, MA 02148 Tel (781) 321-6065 Fax (781) 321-7747
7 Main Street Atkinson, NH 03811 Tel (603) 362-8383 Fax (603) 362-5299

[Russell Bedford LOGO] A MEMBER OF RUSSELL BEDFORD INTERNATIONAL WITH AFFILIATED
OFFICES WORLDWIDE

                FLUOROPHARMA, INC. (a development stage company)

                                 BALANCE SHEETS

                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                      2006          2005
                                                  -----------   -----------
                                     ASSETS
CURRENT ASSETS
   Cash                                           $   175,488   $    23,432
   Deposits and prepaid expenses                      122,539         4,684
                                                  -----------   -----------
      TOTAL CURRENT ASSETS                            298,027        28,116
                                                  -----------   -----------
EQUIPMENT
Office equipment                                        9,246            --
Machinery and equipment                                10,218            --
                                                  -----------   -----------
                                                       19,464            --
   Less: accumulated depreciation                      (2,501)           --
                                                  -----------   -----------
      EQUIPMENT - NET                                  16,963            --
                                                  -----------   -----------
OTHER ASSETS
License agreements                                     71,677        54,594
Website development costs                               9,814            --
Loan receivable - stockholder                             508           508
                                                  -----------   -----------
      TOTAL OTHER ASSETS                               81,999        55,102
                                                  -----------   -----------
TOTAL ASSETS                                      $   396,989   $    83,218
                                                  ===========   ===========
                      LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
   Bank overdrafts                                $        --   $     1,280
   Accounts payable                                   235,110       152,240
   Accrued liabilities                                 66,009       214,819
   Note payable - stockholder                         250,000            --
                                                  -----------   -----------
      TOTAL CURRENT LIABILITIES                       551,119       368,339
                                                  -----------   -----------
STOCKHOLDERS' DEFICIT
   Preferred stock                                         --           288
   Common stock                                         3,220         1,798
   Additional paid-in capital                       2,862,586       733,515
   Deficit accumulated in the development stage    (3,019,936)   (1,020,722)
                                                  -----------   -----------
      TOTAL STOCKHOLDERS' DEFICIT                    (154,130)     (285,121)
                                                  -----------   -----------
TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT                             $   396,989   $    83,218
                                                  ===========   ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                        3

                FLUOROPHARMA, INC. (a development stage company)

                            STATEMENTS OF OPERATIONS

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

                                                                            JUNE 13,
                                                                              2003
                                                                          (INCEPTION)
                                                                          TO DECEMBER
                                                   2006         2005        31, 2006
                                               -----------   ----------   -----------

REVENUES                                       $        --   $       --   $        --
                                               -----------   ----------   -----------
OPERATING EXPENSES
   General and administrative (including
      stock based expense of $391,431,
      $200,532 and $591,963, respectively)         951,861      581,021     1,705,572
   Research and development (including
      stock based expense of $49,225, $8,245
      and $85,343, $57,470 respectively)         1,047,359      106,555     1,314,370
                                               -----------   ----------   -----------
      TOTAL OPERATING EXPENSES                   1,999,220      687,576     3,019,942
                                               -----------   ----------   -----------
OPERATING LOSS                                  (1,999,220)    (687,576)   (3,019,942)
                                               -----------   ----------   -----------
OTHER INCOME (EXPENSE)
   Interest income                                   1,100           --         1,100
   Interest expense                                 (1,094)          --        (1,094)
                                               -----------   ----------   -----------
      TOTAL OTHER INCOME                                 6           --             6
                                               -----------   ----------   -----------
Loss before income taxes                        (1,999,214)    (687,576)   (3,019,936)
   Provision for income taxes                           --           --            --
                                               -----------   ----------   -----------
NET LOSS                                       $(1,999,214)  $ (687,576)  $(3,019,936)
                                               ===========   ==========   ===========
LOSS PER COMMON SHARE - BASIC AND DILUTED      $     (0.68)  $    (0.38)
                                               ===========   ==========
WEIGHTED AVERAGE SHARES OUTSTANDING
   BASIC AND DILUTED                             2,955,393    1,797,500
                                               ===========   ==========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                        4

                FLUOROPHARMA, INC. (a development stage company)

                       STATEMENTS OF STOCKHOLDERS' DEFICIT

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

                                         PREFERRED STOCK          COMMON STOCK                                          TOTAL
                                      --------------------   ---------------------      ADDITIONAL     ACCUMULATED   STOCKHOLDERS'
                                       SHARES    PAR VALUE     SHARES    PAR VALUE   PAID-IN CAPITAL     DEFICIT        DEFICIT
                                      --------   ---------   ---------   ---------   ---------------   -----------   -------------

Issuance of common stock                    --        --     1,797,500     $1,798       $       --     $        --    $     1,798
Issuance of preferred stock            137,500       138            --         --          274,862              --        275,000
Net loss                                    --        --            --         --               --        (333,146)      (333,146)
                                      --------     -----     ---------     ------       ----------     -----------    -----------
BALANCE, DECEMBER 31, 2004             137,500       138     1,797,500      1,798          274,862        (333,146)       (56,348)
Issuance of preferred stock for
   contract termination                 25,000        25            --         --           49,975              --         50,000
Issuance of preferred stock            125,000       125            --         --          249,875              --        250,000
Issuance of stock options to
   non-employees                            --        --            --         --          158,803              --        158,803
Net loss                                    --        --            --         --               --        (687,576)      (687,576)
                                      --------     -----     ---------     ------       ----------     -----------    -----------
BALANCE, DECEMBER 31, 2005             287,500       288     1,797,500      1,798          733,515      (1,020,722)      (285,121)
Issuance of common stock for
   consulting                               --        --        16,425         16           23,472              --         23,488
Conversion of Series A preferred
   stock to common stock              (287,500)     (288)      287,500        288               --              --             --
Issuance of common stock to induce
   conversion of preferred stock to
   common stock                             --        --        22,905         23              (23)             --             --
Issuance of common stock options to
   investor                                 --        --     1,096,170      1,095        1,564,927              --      1,566,022
Issuance of common stock options
   to employees                             --        --            --         --           28,806              --         28,806
Issuance of stock options
   to non-employees                         --        --            --         --          511,889              --        511,889
Net loss                                    --        --            --         --               --      (1,999,214)    (1,999,214)
                                      --------     -----     ---------     ------       ----------     -----------    -----------
BALANCE, DECEMBER 31, 2006                  --     $  --     3,220,500     $3,220       $2,862,586     $(3,019,936)   $  (154,130)
                                      ========     =====     =========     ======       ==========     ===========    ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                        5

                FLUOROPHARMA, INC. (a development stage company)

                            STATEMENTS OF CASH FLOWS

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

                                                                                     JUNE 13,
                                                                                       2003
                                                                                   (INCEPTION)
                                                                                        TO
                                                                                     DECEMBER
                                                            2006         2005       31, 2006
                                                         -----------   ---------   -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
NET LOSS                                                 $(1,999,214)  $(687,576)  $(3,019,936)
Adjustments to reconcile net loss to net cash used for
   operating activities:
      Amortization expense                                     8,495       5,406        13,903
      Depreciation expense                                     2,501          --         2,501
      Issuance of common stock for consulting                 23,488          --        23,488
      Non-cash fair value of stock options issued
         to non-employees for consulting                     511,889     158,803       670,692
      Expenses related to employee stock options              28,806          --        28,806
      Expenses paid by issuance of preferred stock                --      50,000        50,000
Changes in operating assets and liabilities:
   (Increase) decrease in:
      Deposits and prepaid expenses                         (117,855)     (4,683)     (122,539)
   Increase (decrease) in:
      Bank overdrafts                                         (1,280)      1,280            --
      Accounts payable                                        82,872     116,530       235,110
      Accrued liabilities                                   (148,810)    160,220        66,009
                                                         -----------   ---------   -----------
NET CASH USED FOR OPERATING ACTIVITIES                    (1,609,108)   (200,020)   (2,051,966)
                                                         -----------   ---------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition cost of license agreements                    (25,000)    (60,000)      (85,000)
   Costs for website development                             (10,394)         --       (10,394)
   Purchases of property and equipment                       (19,464)         --       (19,464)
                                                         -----------   ---------   -----------
NET CASH USED FOR OPERATING ACTIVITIES                       (54,858)    (60,000)     (114,858)
                                                         -----------   ---------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of note - related party            250,000          --       250,000
   Advances to stockholder                                        --          --          (508)
   Proceeds from sale of common stock                      1,566,022          --     1,567,820
   Proceeds from sale of preferred stock                          --     250,000       525,000
                                                         -----------   ---------   -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                  1,816,022     250,000     2,342,312
                                                         -----------   ---------   -----------
NET INCREASE (DECREASE) IN CASH                              152,056     (10,020)      175,488
CASH - BEGINNING                                              23,432      33,452            --
CASH - ENDING                                            $   175,488   $  23,432   $   175,488
                                                         ===========   =========   ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash PAID for interest                                $       108   $      --   $       108
                                                         ===========   =========   ===========
   Cash PAID for income taxes                            $        --   $      --   $        --
                                                         ===========   =========   ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                       6

                FLUOROPHARMA, INC. (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE A - NATURE OF OPERATIONS

     FLUOROPHARMA, INC., a privately-held molecular imaging company headquartered in Boston, Massachusetts, engages in the discovery, development and commercialization of proprietary diagnostic imaging products. The company's initial focus is the development of novel positron emission tomography (PET) imaging agents for the efficient detection and assessment of acute and chronic forms of coronary artery disease (CAD).

     The accompanying financial statements have been prepared assuming that the
     Company will continue to operate as a going concern, including the realization of its assets and settlement of its liabilities at their carrying values in the ordinary course of business for the foreseeable future. However, substantial doubt about the Company's ability to continue as a going concern has been raised because the Company has experienced significant operating losses, negative cash flows from operations since inception and has not established any revenue sources. The Company has sustained cumulative losses of approximately $3 million and $1 million through December 31, 2006 and 2005, respectively and has a working capital deficit of approximately $253,000 and $340,000 as of those dates, respectively. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

     The ability of the Company to continue to operate as a going concern is primarily dependent upon the ability of the Company to generate the necessary financing to effectively produce and market FLUOROPHARMA, INC.'S products at competitive prices, to establish profitable operations and to generate positive operating cash flows. On March 10, 2006, the Company entered into an Investment Agreement (the "Agreement") with QUANTRX
     BIOMEDICAL CORPORATION (the "Investor"), pursuant to which the Investor has agreed to invest approximately $1,566,000 in the Company and where the
     Company and the Investor intend for the Investor to acquire a majority interest in the Company through a series of staged investments, which will take the form of cash investments by the Investor in the Company at increasing valuations, with the Investor participating in each staged investment being at the Investor's sole discretion. See NOTE C - RELATED
     PARTY TRANSACTIONS.

NOTE B - DEVELOPMENT STAGE OPERATIONS

     The Company was formed on June 13, 2003. The Company sold 1,070,000 shares of common stock to the founder and current Chairman of the Company.
     Research and development activities began during 2003. Operations subsequent to the formation of the Company have consisted of research and development of commercially viable product(s) that meet the standards of and are approved by the Food and Drug Administration, raising capital and attracting qualified advisors and personnel to further advance the
     Company's goals. The Company has approximately 25 stockholders.

                                        7

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE B - DEVELOPMENT STAGE OPERATIONS - CONTINUED

     The Company is organized as a C corporation for income tax purposes.
     Accordingly, the Company pays federal and state income taxes on any profits and retains losses to be offset against any future taxable profits.
     Dividends are paid at the discretion of the Board of Directors; however, the Company has never declared a dividend and has no intention of declaring a dividend in the foreseeable future. The Company currently intends to retain any earnings for the operation and expansion of the business. The
     Company's continued need to retain any earnings for operations and expansion is likely to limit the Company's ability to pay future cash dividends.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and contingencies at the date of the financial statements. Actual results could differ from those estimates.

     Concentrations of Credit Risk

     The Company places its available cash with a high quality financial institution in amounts, which may exceed current federal deposit insurance limits. Senior management continuously reviews this institution for financial stability.

     Property and Equipment

     The cost of property, plant and equipment is depreciated over the estimated useful lives of the assets. Depreciation is computed using the straight-line and accelerated methods. The cost and related accumulated depreciation of property, plant and equipment sold or otherwise disposed of are removed from the related accounts and the resulting gains or losses are reflected in income. Expenditures for normal maintenance and repairs are expensed while major betterments are capitalized.

     Financial Instruments

     The Company's financial instruments consist of cash and various licensing agreements. The estimated fair value of these financial instruments approximates their carrying value at December 31, 2006 and 2005. The estimated fair values have been determined through information obtained from market sources and management estimates. The Company does not have any derivative or other financial instruments.

     Compensated Absences

     Employees of the Company are entitled to paid vacation days depending on job classification, length of service and other factors. It is impracticable to estimate the amount of compensation for future absences and, accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated future absences when actually paid to employees.

                                       8

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Recent Accounting Pronouncements

     In February 2006, FASB issued SFAS No. 155, Accounting for Certain Hybrid
     Financial Instruments. SFAS No. 155 amends SFAS No. 133, Accounting for
     Derivative Instruments and Hedging Activities, and SFAS No. 140, Accounting
     for Transfers and Servicing of Financial Assets and Extinguishments of
     Liabilities. SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September
     15, 2006. SFAS No. 155 is not expected to have a material effect on the financial position or results of operations of the Company.

     In June 2006, the FASB issued Interpretation No. 48, Accounting for
     Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109
     ("FIN 48"), which clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with FASB No. 109,
     Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company does not expect the adoption of this pronouncement to have a material effect on the financial position or results of operations of the Company.

     Income Taxes

     Deferred tax assets and liabilities are recognized based on temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the years in which the temporary differences are expected to reverse. A valuation allowance is applied against net deferred tax assets if, based on available evidence, it is more likely than not that some or all of the deferred assets will not be realized.

     Research and Development

     The cost of research and development is charged to expense as incurred.
     Development expenses include the cost to register and maintain patents.

                                        9

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Stock Option/Warrants

     The Company accounts for stock option/warrant awards granted to officers, directors and employees under the recognition and measurement principles of
     SFAS No. 123(R), Share Based Payment, utilizing the "modified prospective"
     method as described in SFAS No. 123(R). The accounting standard is effective January 1, 2006. The Company has elected to apply the principles of the standard to its financial statements beginning with its fiscal year beginning January 1, 2005.

     In the "modified prospective" method, compensation cost is recognized for all share-based payments granted after the effective date and for all unvested awards granted prior to the effective date. In accordance with
     SFAS No. 123(R), prior period amounts were not restated. SFAS No. 123(R)
     also requires the tax benefits associated with these share-based payments to be classified as financing activities in the Statement of Cash Flows, rather than operating cash flows as required under previous regulations.
     There was no effect to the Company's financial position or results of operations, as of and for the year ended December 31, 2005, as a result of the adoption of this Standard.

     Prior to January 1, 2005, the Company did not have any stock based compensation that was required to be accounted for in accordance with
     Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to
     Employees and related interpretations.

NOTE D - RELATED PARTY TRANSACTIONS

     Loan Receivable - stockholder

     As of December 31, 2006 and 2005, a loan was receivable from two stockholders. The loans are payable on demand, are non-interest bearing and are full recourse. As of December 31, 2006 and 2005, the balance of the loans was $508.

     Investment Agreement

     As previously described, on March 10, 2006, the Company entered into the
     Agreement with the Investor for the issuance of 1,096,170 shares of the
     Company's common stock (the "Common Stock") and the issuance of an option to purchase an additional 260,000 shares of the Company's common stock at an exercise price of $0.75 per share (the "Option"), in exchange for investment of $1,566,023 (the "Payment Amount") by the investor in the
     Company. The intent of the parties is for the investor to acquire a majority interest in the Company through a series of staged investments, which will take the form of cash investments by the investor in the Company at increasing valuations, with the investor participating in each staged investment at the investor's sole discretion.

     The Chief Executive Officer of the Investor is also a member of the
     Company's Board of Directors.

                                       10

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE D - RELATED PARTY TRANSACTIONS - CONTINUED

     The significant terms of the Agreement are as follows:

     (a) The Company will credit the Investor, toward the Payment Amount, with an amount equal to $250,000 already paid to the Company.

     (b) The Investor shall wire $750,000 upon closing of the Agreement and
     $500,000 within 120 days of the closing. If the second payment amount is not made, then the Investor's Option terminates and the Investor loses its rights, under the Agreement, with respect to participation on the Company's
     Board of Directors.

     (c) Two (2) days subsequent to the investment of the $500,000 described above, the Company will deliver a stock certificate representing 350,000 shares of common stock.

     (d) If the Investor fails to make all of the aforementioned payments, (i)
     the Investor loses all rights to make future investments in the Company under the Agreement, (ii) the Investor loses all rights under its Option,
     (iii) the Investor loses its right to Board of Directors representation and all other rights under the Agreement and the Amended and Restated
     Investor's Rights Agreement, excluding those rights that accrue by virtue of its ownership of shares of common stock on the same basis as any other stockholder of the Company and those rights with respect to representations, warranties and indemnifications under the Agreement.

     (e) Stage 2 investment - (i) upon successful completion of a Phase I Trial for any compound, the Investor shall be entitled to receive, for an investment of $1,250,000, shares of the Company's common stock that constitutes one-third of the percentage of the issued and outstanding capital stock of the Company on a fully diluted and as converted basis, as set forth under the Agreement; (ii) upon completion of a Phase I Trial for a second compound, the Investor shall be entitled to receive, for an investment of $1,250,000, shares of the Company's common stock as set forth under the Agreement; (iii) upon completion of a Phase I Trial for a third compound, the Investor shall be entitled to receive, for an investment of
     $1,250,000, shares of the Company's common stock as set forth under the
     Agreement. The Investor may invest in any compound but is not obligated to invest in all of the compounds.

     (f) Stage 3 investment - (i) upon the completion of a Phase II Trial for any compound, the Investor shall be entitled to receive, in exchange for an investment of $1,250,000, shares of the Company's common stock as set forth under the Agreement; (ii) upon completion of a Phase II Trial for a second compound, the Investor shall be entitled to receive, for an investment of
     $1,250,000, shares of the Company's common stock as set forth under the
     Agreement; (iii) upon the completion of a Phase II Trial for a third compound, the Investor shall be entitled to receive, in exchange for an investment of $1,250,000, shares of the Company's common stock as set forth under the Agreement. The Investor may invest in any compound; however, the
     Investor is not obligated to invest in all of the compounds.

                                       11

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE D - RELATED PARTY TRANSACTIONS - CONTINUED

     (g) Stage 4 investment - After the Investor has invested at least
     $9,000,000 in the Company, the Investor shall have the right to purchase all of the shares of the Company's common stock as set forth in the Amended and Restated Investors' Rights Agreement.

     (h) Acceleration of Investments - the Investor shall have the right to accelerate the timing of any of its investments so that at any time during the term of the Agreement, the Investor may purchase shares of the
     Company's common stock as previously described.

     (i) Issuance of Options - prior to a Stage 2 investment, the Company is permitted to issue options to purchase the Company's common stock to employees, consultants, advisors, and directors under the Stock Option Plan
     (the "Plan"); however, the Company shall only be permitted to issue options to purchase shares of the Company's common stock that equals 1.5% of the issued and outstanding shares of capital stock on a fully diluted and as converted basis. After any Stage 2 investment and prior to any Stage 3 investment, the Company shall only be permitted to issue options to purchase shares of the Company's common stock that equals 0.5% of the issued and outstanding shares of capital stock of the Company on a fully diluted and as converted basis, for each $1,250,000 investment. After any
     Stage 3 investment and prior to any Stage 4 investment, the Company shall be permitted to issue options for the purchase of shares of the Company's common stock that equals 0.5% of the issued and outstanding shares of capital stock on the Company on a fully diluted and as converted basis, for each $1,250,000 investment. Options may not be issued except in accordance with the Agreement and with an exercise price less than $1.43 without the prior consent of the Investor. The Company shall be permitted to issue additional options as an incentive to certain new employees, consultants, advisors, and directors that are mutually agreed to by the Investor and the
     Company.

     Note payable - stockholder

     On December 13, 2006, the Company executed a $250,000 Promissory Note (the
     "Note") with the Investor. Significant terms of the Note are as follows:

     Payment - the full principal balance, together with all accrued and unpaid interest, shall be, (i) at the option of the Note holder, credited (on a dollar for dollar basis) towards any further investment by the Investor under the Agreement or (ii) paid in full by the Company on March 31, 2007
     (the "Maturity Date"). The Investor will notify the Company, in writing, on or before February 28, 2007, of its election under (i) or (ii) as previously discussed.

     Prepayments - The outstanding balance of the Note may not be paid, in full or in part, in advance of the Maturity Date.

                                       12

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE D - RELATED PARTY TRANSACTIONS - CONTINUED

     Interest - The stated rate of interest on the Note is 8% per year and accrues on the outstanding principal (excluding accrued and unpaid interest) of the Note. Accrued and unpaid interest becomes part of the outstanding balance upon the Investors election under (a)(i) or (a)(ii)
     above. Overdue principal, interest, fees or other amounts due under the
     Note shall be payable on demand and bear interest at the rate of 12% per year. Interest is calculated based on the number of actual days elapsed and the daily interest computation is based on 365 or 366 days per year, as applicable. As of December 31, 2006, the Company incurred interest expense of $986 related to this note. The balance of $986 is included in accrued liabilities on the balance sheet. See NOTE G - ACCRUED LIABILITIES.

     Events of Default - The Note contains customary events of default and includes: (i) the Company failing to pay any principal of or interest on this Note within three (3) business days of when due; (ii) admit in writing or otherwise fails to pay its debts and obligations as they come due; (iii)
     initiation of any bankruptcy proceeding, voluntary or involuntary, including the application for the appointment of or consent to the appointment of a receiver, the winding-up or liquidation of the Company which continues undismissed or unstayed for sixty (60) days, admission of material allegations of a petition filed in conjunction with any aforementioned court proceeding, any general assignment for the benefit of creditors; (iv) the rendering of any monetary judgment equaling or exceeding $500,000 and either enforcement action has been taken or if any stay of enforcement by reason of pending appeal or otherwise is not in effect; (v) taking any corporate action to effect, or having any court decree issued approving or ordering, any of the foregoing; (vi) the rendering of any or all of the Note valid, binding and/or enforceable or the declaration by the Company of the same; (vii) breach of the Agreement of any other Transaction Document (as defined in the Agreement) by the
     Company; (viii) the illegality or becoming illegal of the Company to comply, in full or in part, with any terms of the Note.

     Rental Arrangement

     Beginning in March 2006, the Company began renting office space from a company that is a related party. The Company is a related party by virtue of the fact that the company is a shareholder and holds options for the purchase of 162,000 shares of the Company's common stock and one of the founders, the managing partner of the company, is related to the Company's founder and chairman. See NOTE K COMMITMENTS.

     License agreements - stockholder

     The Company entered into license agreements with its Chief Executive
     Officer and founder for certain patent rights. The agreements call for annual license fees to be paid by the Company to the stockholder in exchange for the granting of patent rights where the Company would have the sole exclusive, worldwide, royalty bearing rights. The agreements call for the stockholder to receive additional payments and royalties as the Company develops and implements these patents.

                                       13

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE E - LICENSE AGREEMENTS

     The Company has entered into patent license agreements with a local hospital for the licensing of certain patent rights. These licenses are capitalized and amortized over the expected terms of the respective agreements (9 years). The Company has also entered into an agreement with a contract research and development company for testing services. Although the stated term of the agreement is 15 years, the Company is amortizing the upfront license fee over 5 years as the Company expects that the testing services for current projects will occur within that time frame.

     As of December 31, 2006 and 2005, the balances of the Company's license agreements were as follows:

                                           2006       2005
                                         --------   -------
     Patent license agreements           $ 60,000   $60,000
     Contract research and development     25,000        --
                                         --------   -------
                                           85,000    60,000
        Less: accumulated amortization    (13,323)   (5,406)
                                         --------   -------
                                         $ 71,677   $54,594
                                         ========   =======

NOTE F - WEBSITE DEVELOPMENT COSTS

     The Company has capitalized the costs incurred in connection with the initial development of its website, www.fluoropharma.com. These costs are being amortized over 3 years. Costs incurred in connection with the website subsequent to the website going live are expensed as incurred. Costs incurred in connection with the re-design, re-building or total replacement of the website would also be capitalized and amortized in accordance with
     Company policy.

     As of December 31, 2006 and 2005, the balances of website development costs were as follows:

                                           2006    2005
                                         -------   ----
     Website development costs           $10,394    $--
        Less: accumulated amortization      (580)    --
                                         -------    ---
                                         $ 9,814    $--
                                         =======    ===

                                       14

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE G - ACCRUED LIABILITIES

     At December 31, 2006 and 2005, accrued liabilities consist of the following:

                                                  2006      2005
                                                -------   --------
     Consulting fees and directors' fees        $    --   $ 80,988
     Legal fees                                  31,023     73,831
     Miscellaneous general and administrative    12,000     12,000
     Related party interest expense                 986         --
     Scientific Advisory Board fees              22,000     48,000
                                                -------   --------
                                                $66,009   $214,819
                                                =======   ========

NOTE H - CAPITAL STOCK

     Number of Shares Authorized

     Under the Company's charter, 10,000,000 shares of $0.001 par value common stock and 700,000 shares of $0.001 par value "Series A" preferred stock were authorized as of December 31, 2004. As of December 31, 2004, 1,797,500
     shares of common stock and 137,500 shares of preferred stock were issued and outstanding. As of December 31, 2005 1,797,500 of common shares and
     287,500 of preferred stock were issued and outstanding. As of December 31,
     2006 3,220,500 shares of common stock and no shares of preferred stock were issued and outstanding.

     COMMON STOCK

     General

     The voting, dividend and liquidation rights of the holders of common stock are subject to and qualified by the rights of the holders of the preferred stock of any series as may be designated by the Company's Board of
     Directors upon any issuance of the preferred stock of any series.

     Voting

     At all meetings of the stockholders (and in actions in lieu of meetings), the holders of common stock are entitled to one vote for each share held.
     There shall be no cumulative voting.

     Dividends

     Dividends may be declared and paid on common stock from funds lawfully available therefore as and when determined by the Company's Board of
     Directors and subject to any preferential dividend rights of any then outstanding preferred stock.

     Liquidation, Dissolution or Winding Up

     Upon the liquidation, dissolution or winding up of the Company, or in the event of its insolvency, whether voluntary or involuntary, holders of common stock will be entitled to receive all assets of the Company available for distribution to its stockholders, subject to any preferential rights of any then outstanding preferred stock.

                                       15

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     Transactions Occurring in Shares of Common Stock

     During 2005, the Company did not issue any shares of its common stock.
     During the year ended December 31, 2006, the following transactions occurred with respect to the Company's common stock:

     During 2006, as payment for a consulting contract with the Company, the
     Company issued 16,425 shares of its common stock, valued at $1.43 a share, to the consultant. The fair value of these shares was calculated to be
     $23,488.

     On March 10, 2006, in connection with the closing of the agreements between the Company and all preferred stockholders, the Company issued 22,905 shares of common stock to its holders of Preferred Stock as an inducement to convert their shares of Preferred Stock to common stock. These shares were issued in conjunction with the execution of a separate common stock purchase agreement and considered a cost of raising capital, therefore resulting in a memorandum entry only, as conversion was a requirement for the execution of the separate definitive agreement.

     On March 10, 2006, in connection with the closing of an agreement between the Company and all preferred stockholders, the Company exchanged 287,500 shares of common stock for all of the outstanding shares (287,500) of
     Preferred Stock in a one-to-one stock swap.

     On March 10, 2006, in connection with the closing of an agreement between the Company and an investor, the Company issued 1,096,170 shares of common stock to the Investor, valued at $1.43 per share, for an aggregate investment in the Company by the Investor of $1,566,022.

     As a result of the aforementioned transactions, 3,220,500 and 1,797,500, respectively, shares of the Company's common stock were issued and outstanding at December 31, 2006 and 2005.

     COMMON STOCK WARRANTS

     As of December 31, 2004, the Company had outstanding common stock warrants for the purchase of 27,500 shares of common stock with an exercise price of
     $3.00 per share. All of these warrants were issued in conjunction with the issuance of preferred stock pursuant to the execution of certain definitive stock purchase agreements.

     During 2005, common stock warrants for the purchase 25,000 shares of common stock with an exercise price of $3.00 per share were issued in conjunction with the issuance of preferred stock pursuant to the execution of certain definitive stock purchase agreements.

     During 2006, common stock warrants for the purchase 57,500 shares of common stock with an exercise price of $1.43 per share were issued in conjunction with the conversion of all issued and outstanding preferred stock. These warrants were issued in conjunction with the execution of a separate common stock purchase agreement and considered a cost of raising capital, therefore resulting in a memorandum entry only, as conversion was a requirement for the execution of the separate definitive agreement.

                                       16

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     PREFERRED STOCK

     General

     As described above, the Company is authorized to issue 700,000 shares of
     $0.001 par value preferred stock. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution(s) providing for the issue of such series as adopted by the Company's Board of Directors as hereinafter provided. Any share of the preferred stock redeemed, purchased or acquired by the Company may be reissued except as otherwise provided by law or the Company's Certificate of Incorporation (the "Certificate"), as
     amended from time to time. Different series of preferred stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

     Description and Designation of "Series A" Preferred Stock

     DESIGNATION

     All of the Company's preferred stock shall be designated the "Series A
     Convertible Preferred Stock" (the "Preferred Stock").

     DIVIDENDS

     Dividends accrue at the rate of 7.20% per year on each share of Preferred
     Stock outstanding on the last day of the Company's fiscal year. The dividends are paid annually only by the issuance of shares of the Company's common stock. The number of shares of common stock to be issued in satisfaction of the obligation to pay such dividends in any year to any holder of Preferred Stock shall equal the product of (i) the number of shares of Preferred Stock held by such holders, (ii) 7.20% and (iii) a fraction, the numerator of which is the number of days during such fiscal year that said shares of Preferred Stock were outstanding and the denominator of which shall be the number of days in such fiscal year. Upon conversion or redemption of all shares of the Preferred Stock, as described below, or upon the consummation of an initial public offering of the
     Company's common stock, all rights to such dividends on such shares of
     Preferred Stock shall terminate.

                                       17

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     LIQUIDATION, DISSOLUTION OR WINDING UP

     Treatment

     In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to the Preferred Stock holder of any share of common stock or any other class or series of capital stock of the
     Company designated to be junior to the Preferred Stock, and subject to the liquidation rights and preferences of any class or series of preferred stock designated to the senior to, or on parity with, the Preferred Stock, the holders of each share of Preferred Stock shall be entitled to be paid first out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes whether such assets are capital, surplus or earnings, an amount (the "Liquidation Preference")
     equal to $2.00 per share of the Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock.

     Insufficient Funds

     If, upon such liquidation, dissolution or winding up, the assets or surplus of the Company to be distributed to the Preferred Stock holders shall be insufficient to permit payment to such holders of the full Liquidation
     Preference and all other preferential amounts payable with respect to the
     Preferred Stock, the assets available for payment or distribution to such holders shall be allocated among the Preferred Stock holders in proportion to the full respective preferential amounts to which each such holder of any share of Preferred Stock is entitled.

     Certain Transactions Treated as Liquidations

     At the election of 66.67% of the outstanding holders of Preferred Stock,
     (i) any acquisition of the Company by means of merger or other form of corporate reorganization with or into another corporation in which transaction the outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the other corporation or its subsidiary, and in which transaction the Company is not the surviving entity, and, as a result of which transaction, the stockholders of the Company own less than 50% of the voting power of the surviving entity (other than a mere reincorporation transaction), or (ii) a sale, transfer or lease (other than a pledge or grant of a security interest, or a sale and leaseback, to a bona fide lender) of all or substantially all of the assets of the Company (other than to or by a wholly-owned subsidiary of the Company), shall be treated as a liquidation, dissolution or winding up of the Company and shall entitle the holders of the Preferred Stock to receive at the closing of any such transaction their
     Liquidation Preference and any other amounts to which they would be entitled on account of a liquidation, dissolution or winding up as provided.

                                       18

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     Distribution of Property

     Whenever the distribution provided for shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as reasonable determined by the Board of Directors.

     VOTING POWER

     Except as otherwise provided or required by law, each holder of the
     Preferred Stock shall be entitled to vote on all matters, and shall be entitled to that number of votes equal to the largest number of whole shares of common stock into which such holder's shares of Preferred Stock could be converted at the record date for the determination of stockholders entitled to vote on such matter, or, if no such record date is established, at the date such vote is taken or any written consent of the stockholders is solicited. Except as otherwise provided or required by law, the holders of shares of the Preferred Stock and common stock shall vote together as a single class on all matters.

     CONVERSION TO COMMON STOCK

     General

     Subject to and in compliance with the provisions of the Certificate, as amended and restated from time to time, any or all shares of the Preferred
     Stock may be converted at any time, at the option of the holder thereof, into fully-paid and non-assessable shares of common stock, except that, upon any liquidation of the Company, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Preferred Stock. The number of shares of common stock to which a holder of the Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the
     Series A Conversion Rate (the "Conversion Rate"), as defined, by the number of shares of the Preferred Stock being converted at the time.

     Applicable Conversion Rate

     The Conversion Rate in effect at any time for the Preferred Stock shall be the quotient obtained by dividing $2.00 by the Series A Applicable
     Conversion Value (the "Conversion Value"), calculated as provided.
     Initially, the Conversion Rate shall be one (1), and each share of the
     Preferred Stock shall initially be convertible into one (1) share of common stock.

     Conversion Value

     The Conversion Value in effect from time to time with respect to the
     Preferred Stock, except as adjusted, shall be $2.00.

                                       19

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     Adjustment to the Conversion Value

     (1) Anti-Dilutive Adjustments

     (A) Upon Dilutive Issuances of Common Stock

     If, while there are any shares of Preferred Stock outstanding, the Company shall issue or sell shares of its common stock without consideration or at a price per share less than the Conversion Value in effect immediately prior to such issuance or sale, the Conversion Value shall be adjusted effective upon such issuance or sale, except as provided, so as to be equal to the product of the Conversion Value in effect immediately prior to such adjustment multiplied by a fraction constituted as follows: (a) the numerator of such fraction shall be (i) the number of shares of common stock outstanding immediately prior to the issuance or sale of such additional shares of common stock (calculated on a fully-diluted, fully-converted basis, assuming the issuance of all shares of common stock upon the exercise or conversion of all then exercisable common stock equivalents (the "CSEs"), plus (ii) the number of shares of common stock that the net aggregate consideration, if any, received by the Company for the total number of such additional shares of common stock so issued would purchase at the Conversion Value in effect immediately prior to such issuance or sale; (b) the denominator of such fraction shall be (i) the number of shares of common stock outstanding immediately prior to the issuance or sale of such additional shares of common stock (calculated on a fully-diluted, fully-converted basis, assuming the issuance of all shares of common stock upon the exercise or conversion of all then exercisable
     CSEs), plus (ii) the number of such additional shares of common stock so issued.

     These provisions may be waived in any instance (without the necessity of convening any meeting of the stockholders of the Company) upon the written consent of the holders of more than 50% of the outstanding shares of the
     Preferred Stock.

     (B) Upon Dilutive Issuances of Warrants, Options and Purchase Rights, etc.

     (i) Common Stock Equivalents

                                       20

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     The issuance or sale at such time of any CSEs shall be deemed an issuance of common stock if the Net Consideration Per Share (the "Consideration")
     that may be received by the Company for such common stock shall be less that the Conversion Value in effect at the time of such issuance or sale.
     "CSEs" means any warrants, options, subscription or purchase rights with respect to shares of common stock and any securities convertible into or exercisable or exchangeable for shares of common stock, or any warrants, options, subscription or purchase rights with respect to such convertible, exercisable or exchangeable securities. Any obligation, agreement or undertaking to issue or sell CSEs at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Conversion Value shall be made upon the issuance or sale of any shares of common stock that are issued pursuant to the exercise, conversion or exchange of any CSEs if any adjustment shall previously have been made upon the issuance of any such common stock equivalents as provided. Should the Consideration of such securities be decreased from time to time, then upon the effectiveness of each such change, the Conversion Value will be that which would have been obtained
     (i) had the adjustments made upon the issuance of such CSEs been made upon the basis of the Consideration Price of such securities, and (ii) had adjustments made to the Conversion Value since the date of issuance of such common stock equivalents been made to such Conversion Value as adjusted.
     Any adjustment of the Conversion Value that related to CSEs shall be disregarded, in whole or in part, as applicable, if, as, and when all, or such portion, of such CSEs expire or are cancelled without being exercised, so that the Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Conversion Value in effect at the time of the issuance of the expired or cancelled CSEs, with such additional adjustments as would have been made to the Conversion Value had the expired or cancelled CSEs not been issued.

     (ii) Net Consideration per Share

     The Consideration which may be received by the Company from the issuance or sale of such CSEs means the amount equal to (i) the sum of the total amount of consideration, if any, received by the Company for the issuance or sale of such CSEs, plus the minimum amount of consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, divided by (ii)
     the aggregate number of shares of common stock that would be issued if all such CSEs were exercised, exchanged or converted. The Consideration which may be received by the Company from the issuance or sale of such CSEs shall be determined in each instance as of the date of issuance or sale of such
     CSEs without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such CSEs.

                                       21

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     (C) Stock Dividends for Holders of Capital Stock other than common stock

     If the Company shall make or issue to any holders of any capital stock of the Company other than holders of common stock, or shall fix a record date for the determination of holders of any capital stock of the Company other than holders of common stock entitled to receive, a dividend or other distribution payable in common stock or securities of the Company convertible into, exercise for or otherwise exchangeable for the common stock of the Company, then such common stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $2.00, except for (i) dividends payable in shares of common stock payable pro rata to holders of the Preferred Stock and to holders of any other class of stock (whether or not paid to holders of any other class of stock) or (ii) with respect to the Preferred Stock, dividends payable in shares of the Preferred Stock, provided that holders of any shares of the Preferred Stock shall be entitled to receive, in lieu of dividends of the Preferred Stock, such shares of common stock for which the shares of the Preferred Stock are then convertible.

     (D) Consideration other than cash

     If a part or all of the consideration received by the Company in connection with the issuance of common stock or the issuance of any other securities consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined by the Board of
     Directors of the Company.

     (E) Exceptions to Anti-Dilution

     Exception to the anti-dilution provisions shall not apply under any circumstances that constitute an "Extraordinary Common Stock Event (the
     "Extraordinary Event") as described below. Further, the anti-dilution provisions shall not apply to the issuance or sale of:

          a.   shares of common stock issued upon the conversion of any shares of the Preferred Stock;

          b.   securities issued upon the conversion or exercise of any
               debenture, warrant, option or otherwise convertible security that was outstanding at the time of the issuance of the Preferred
               Stock or that was issued to the holders of the Preferred stock in conjunction with the issuance of the Preferred Stock or that was issued pursuant to any placement agent agreement in connection with the issuance of the Preferred Stock;

          c.   shares of common stock issued or issuable as a dividend or other distribution on the Preferred Stock;

          d.   up to an aggregate of 1,442,000 shares of common stock (or options to purchase such shares of common stock) issued or issuable to officers, employees or directors of, or advisors or consultants to, the Company pursuant to any stock purchase or option plan or stock bonus arrangement or other equity incentive plan as approved by the Company's Board of Directors.

          e.   securities issuable pursuant to a public offering by the Company;

          f.   any securities issued by the Company in connection with any strategic alliance, development, marketing, promotion, joint venture, leasing or licensing agreement;

                                       22

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

          g.   any securities issued by the Company in connection with any customer relationship or the establishment of any credit
               facilities for the Company;

          h.   any securities issued by the Company in connection with any acquisition;

          i.   any shares of common stock or CSEs issued or issuable with the consent of the holders of at least a majority of the then
               outstanding shares of Preferred Stock; and

          j.   debt securities with no equity feature.

     Upon the occurrence of an Extraordinary Event, the Conversion Value shall be adjusted, simultaneously with the happening of such Extraordinary Event, by multiplying the Conversion Value by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately prior to such Extraordinary Event and the denominator of which shall be the number of shares of common stock outstanding immediately after such
     Extraordinary Event. The product so obtained shall thereafter be the
     Conversion Value. The Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any other Extraordinary Event. An
     Extraordinary Event shall mean (i) the issue of additional shares of common stock as a dividend or other distribution on outstanding shares of common stock, (ii) a subdivision of outstanding shares of common stock into a greater number of shares of common stock, (iii) a combination or reverse stock split of outstanding shares of common stock into a smaller number of shares of common stock or (iv) a reclassification of the outstanding shares of common stock.

     Automatic Conversion

     (i) Mandatory Conversion of the Preferred Stock

     Immediately upon (i) the closing of an underwritten public offering pursuant to an effective registration statement filed pursuant to the
     Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Company from which the Company actually received gross proceeds equal to or greater than $10,000,000 (calculated before deducting underwriter's discounts or commissions and offering expenses), and in which the price per share of common stock equals or exceeds $4.00 (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Company), (ii) the effective date of the conversion of 66.67% of the outstanding shares of the Preferred Stock in common stock pursuant to the election of the holders thereof set forth in a written notice to the Company to convert such Preferred Stock into common stock, or (iii) upon the date that fewer than 33.34% of the shares of the Preferred Stock shall be converted automatically into the number of shares of common stock into which such shares of Preferred Stock are then convertible, as of the effectiveness of such underwritten public offering or the stated date of approval of such holders of the Preferred Stock without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent.

                                       23

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     (ii) Surrender of Certificates upon Mandatory Conversion

     Upon the occurrence of any conversion event as previously specified, the holders of the Preferred Stock, upon notice from the Company, shall surrender the certificates representing such shares at the office of the
     Company or its transfer agent for the common stock. Upon surrender, the
     Company shall issue and deliver certificate(s) for the number of shares of common stock into which the shares of the Preferred Stock were convertible on the date that such conversion occurred. The Company shall not be obligated to issue said certificate(s) unless either certificate(s)
     evidencing the Preferred Stock being converted are delivered to the Company or any such transfer agent, or the holder notifies the Company that said certificate(s) have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of the conversion events previously specified, all rights with respect to the
     Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of common stock) will terminate, except for the rights of the holders thereof, upon the surrender of their certificate(s) therefore, to receive said certificate(s) for the number of shares of common stock into which such Preferred Stock has been converted, and payment of any unpaid dividends thereon.

     Dividends

     If the Company shall make or issue, or shall fix a record date for the determination of holders of common stock entitled to receive, a dividends or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the common stock payable in (i) securities of the Company other than shares of common stock or (ii) assets (excluding cash dividends or distributions), provision shall be made so that the holders of the Preferred Stock shall receive, upon conversion thereof and in addition to the number of shares of common stock receivable thereupon, the number of securities or such other assets of the Company that they would have received had the Preferred Stock been converted into common stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period with respect to the rights of the holders of the Preferred Stock, except that no such adjustment shall be made if the holders of the Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of the Preferred Stock had been converted on the date of such event.

                                       24

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     Reorganization, Merger, Consolidation or Sale of Assets

     If at any time or from time to time there shall be a capital reorganization of the common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere or a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of another business when the Company survives as a going concern) or the sale of all or substantially all of the Company's capital stock or assets to any other person, then, as part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive, upon conversion of the Preferred
     Stock, the per share kind and amount of consideration received or receivable (including cash) upon such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Preferred Stock immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of these provisions to the end that these provisions (including adjustment of the Conversion Value then in effect and the number of shares of common stock or other securities issuable upon conversion of such shares of the Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

     Certificate as to Adjustments; Notice by Company

     In each case of adjustment or readjustment of the Conversion Rate, the
     Company will furnish each holder of the Preferred Stock with a certificate, prepared by the Treasurer or Chief Financial Officer of the Company,
     showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

     Exercise of Conversion Privilege

     To exercise its conversion privilege, a holder of Preferred Stock shall surrender the certificate(s) representing the shares being converted to the
     Company at its principal office, and shall give written notice to the
     Company at that office that such holder elects to convert such shares. Such notice shall also state the name(s) (with address(es)) in which the certificate(s) for shares of common stock issuable upon such conversion are to be issued. The certificate(s) for shares of the Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate(s) representing the shares of the Preferred Stock being converted shall be the "Conversion
     Date." As promptly as practicable after the Conversion Date, the Company shall issue and deliver to the holder the shares of the Preferred Stock being converted, or another person on its written order, such certificate(s) as it may have requested for the number of whole shares of common stock issuable upon the conversion of such shares of common stock issuable upon the conversion of such shares of the Preferred Stock, and cash, in respect of any fraction of a share of common stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of the
     Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of common stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of common stock represented thereby.

                                       25

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     Cash in Lieu of Fractional Shares

     No fractional share of common stock or scrip representing fractional shares shall be issued upon the conversion of shares of the Preferred Stock.
     Instead of any fractional shares of common stock that would otherwise be issuable upon the conversion of the Preferred Stock, the Company shall pay to the holder of the Preferred Stock that was converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the common stock (as reasonably determined by the Board of Directors) at the close of business on the
     Conversion Date. The determination of whether or not any fractional shares are issuable to any holder shall be based on the aggregate number of shares being converted by such holder at such time and not upon each share of the
     Preferred Stock being converted.

     Partial Conversion

     If some but not all of the shares of Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the
     Company, a new certificate representing the number of shares of Preferred
     Stock that were not converted.

     Reservation of Common Stock

     The Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock
     (including any shares of Preferred Stock represented by any warrants, options, subscription or purchase rights for Preferred Stock). If at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock (including any shares of Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Preferred
     Stock), the Company shall take such action as may be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

     No reissuance of Preferred Stock

     No share of Preferred Stock acquired by the Company by reason of purchase, conversion or otherwise shall be reissued and all such shares shall be cancelled, retired and eliminated from the shares that the Company shall be authorized to issue. The Company shall take such appropriate corporate action from time to time as may be necessary to reduce the authorized number of shares of the Preferred Stock on account of such cancellation, retirement and elimination.

     REDEMPTION

     Neither the Company nor any of the holders of Preferred Stock shall have the right to redeem, or cause to be redeemed, any shares of the Preferred
     Stock.

                                       26

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     At any time when shares of Preferred Stock are outstanding, except when the vote or written consent of the holders of a greater number of shares of the
     Company is required by law or the Certificate, and in addition to any other vote required by law, without the written consent of the holders of more than 50% of the then outstanding Preferred Stock (with each share being entitled to one vote) given in writing or by vote at a meeting, consenting or voting (as applicable) separately as a class, the Company will not amend its Certificate or bylaws if such amendment would materially and adversely affect any of the rights, preferences, privileges of or limitations provided for herein for any shares of Preferred Stock. Without limiting the generality of the foregoing, the Company will not amend its Certificate or bylaws without the approval of more than 50% of the then outstanding shares of Preferred Stock to; (i) increase or decrease (except retirement following conversion) the authorized number of shares of Preferred Stock or reissue shares of Preferred Stock previously converted; or (ii) materially and adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Preferred Stock; or (iii) pay any dividends on the common stock at a time when there exists any accrued or unpaid dividends with respect to any shares of Preferred Stock still outstanding.

     NO DILUTION OR IMPAIRMENT

     The Company, by amendment of its Certificate or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, will not avoid or seek to avoid the observance or performance of any of the terms of the
     Preferred Stock, but will at all times assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred
     Stock against dilution or other impairment.

     NOTICES OF RECORD DATE

     In the event of (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any rights to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the
     Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (x) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (y) the date on which any such reorganization, reclassification, recapitalization, merger, consolidation, transfer, dissolution, liquidation or winding up is expected to become effective, and (z) the time, if any, that is to be fixed as to when the holders of record of common stock (or other securities) shall be entitled to exchange their shares of common stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, merger, consolidation, transfer, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least twenty (20) days prior to the earlier of (i) the date specified in such notice on which such record is to be taken and (ii) the date specified in such notice on which such action is to be taken.

                                       27

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     ISSUE TAX

     The issuance of certificates for shares of common stock upon conversion of the Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, but the Company shall not be required to pay any tax in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the
     Preferred Stock that is being converted.

     WAIVER

     Any of the rights of the holders of the Preferred Stock set forth herein may be waived by the affirmative vote of the holders of a majority of the shares of the Preferred Stock then outstanding.

     Transactions Occurring in Shares of Preferred Stock

     During 2005, the Company terminated an advisory-contract, which resulted in the issuance of 25,000 shares of series A Preferred Stock. These shares of
     Preferred Stock were valued at $2.00 per share, resulting in a fair value of $50,000.

     During 2005, the Company issued 125,000 shares of series A Preferred Stock to investors pursuant to a stock purchase agreement. The shares were sold at $2.00 per share, resulting in proceeds to the Company of $250,000.

     On March 10, 2006, in connection with the Agreement entered into on March
     11, 2006 between the Company and all preferred stockholders, the Company exchanged all of the outstanding shares of Preferred Stock (287,500) in a one to one stock swap for shares of the Company's common stock. In addition to the 287,500 shares of common stock issued upon conversion, the Company issued 22,905 additional shares of common stock to these stockholders as an inducement to convert.

     As a result of the aforementioned transactions, the Company had - 0 - and
     287,500 issued or outstanding shares of series A Preferred Stock as of
     December 31, 2006 and 2005, respectively.

     STOCK OPTIONS

     Description

     On January 1, 2004, the Company adopted its Equity Incentive Plan (the
     "Plan") which provides for the grant by the Company of options or other equity interests in the Company to employees, officers, directors, consultants, and advisors of the Company (the "Eligible Participants"), to purchase up to 560,000 shares of the Company's common stock, at an exercise price as determined by the Company's Board of Directors and for a term of up to no more than ten years after the date of grant. Effective September
     1, 2006, pursuant to Board ratification, the stock option plan pool was increased to allow for the issuance of 932,000 shares of the Company's common stock. Generally, the Board of Director's determined the options vesting term; however, option grants designated as "Incentive Stock
     Options" (the "ISO") may be exercised for up to 25% of the total number of shares under the ISO on the first anniversary of the grant date and for an additional 6.25% of the total number of shares under the ISO on the last day of each three month period following the first anniversary date until
     100% of the total number of shares under the ISO have vested by the fourth anniversary of the date of grant.

                                       28

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     Transferability

     Except as otherwise determined, option awards cannot be sold, assigned, transferred, pledged or otherwise encumbered by the grantee, either voluntarily or by law, except by will or the laws of descent and distribution, and only during the life of the Eligible Participant shall the options be exercisable. The Board of Directors shall determine the effect on the option grant of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of the
     Eligible Participant and the extent to which, and the period during which, the Eligible Participant or their legal representative, conservator, guardian or designated beneficiary, may exercise rights under the award.

     Acquisition of Company

     The Board of Directors (or other applicable decision making body) of the surviving or acquiring entity shall make the appropriate provision for the continuation of the outstanding option grants by the Company or the assumption of such option grants by the surviving or acquiring entity and by substituting, on an equitable basis for the shares subject to the option grants (i) the consideration payable with respect to the outstanding shares of common stock in connection with the acquisition, (ii) shares of stock of the surviving or acquiring entity or (iii) such other securities as the
     Board of Directors (or other decision making body, as applicable) deems appropriate which shall not materially differ from the fair market value of the shares of common stock subject to the option grants immediately prior to the acquisition.

     In addition to or in lieu of the foregoing, the Company may (i) offer, in writing, to affected option holder, that one or more options must be exercised, to the extent permissible, within a specified number of days after the date of the notice, after which the options shall terminate; or,
     (ii) terminate one or more of the options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to the outstanding option grant over the exercise price.

     Assumption of Options upon Certain Events

     In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the
     Board of Directors may grant option awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate. The substitute option grants shall be made on terms and condition as the Board of Directors deems appropriate under the circumstances.

     Parachute Awards

     If, in connection with an acquisition, a tax is imposed on the Eligible
     Participant under the Internal Revenue Code (the "Code") in effect at the time of the acquisition, then the number of options awards that shall become exerciseable, realizeable or vested shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Eligible Participant. Option grants not becoming accelerated, realizeable or vested are referred to as the "Parachute Awards."

                                       29

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     If the aggregate present value (as defined in the Plan) of the Parachute
     Awards would exceed the tax imposed on the Eligible Participant under the
     Code in connection with the acquisition, the option awards shall become immediately exercisable, realizable and vested.

     Withholding

     Each Eligible Participant shall pay to the Company, or make satisfactory provisions for the payment of, taxes as required by law to be withheld in connection with the option grants no later than the date of the event creating the tax liability. The Board of Directors may allow Eligible
     Participants to satisfy such obligations in whole or in part by the transferring shares of common stock, including those retained from the option grant creating the tax obligation, valued at fair market value. The
     Company, to the extent permitted by law, may deduct any such tax obligations from any payment of any kind otherwise due to the Eligible
     Participant.

     Acceleration

     The Board of Directors may provide at any time that any option grant shall become immediately exercisable, in full or in part, that any restricted stock award shall be free of some or all restrictions, or that any other stock-based awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the option grant as an ISO.

     Issuances of Stock Options

     On February 28, 2005, April 1, 2005 and June 1, 2005, the Company's Board
     of Directors granted options to various consultants to purchase 200,000,
     20,000 and 10,000 shares of common stock, respectively, at exercise prices of $0.20, $0.25 and $0.20 per share, respectively. These options are exercisable for periods of seven, seven and ten years, respectively.

     The fair value of these options was estimated at the date of grant using the Black-Sholes option pricing model with the following assumptions for fiscal year 2005: risk-free interest rate of 3.91% to 4.29%; no dividend yield; an expected life of the options of 7 to 10 years; and a volatility factor of 128.37% to 136.65%. As a result of this transaction, the Company recorded $158,803 of non-cash consulting expense for the year ended
     December 31, 2005.

     During 2006, the Company's Board of Directors granted various options to various employees, consultants and advisors to purchase an aggregate of
     431,500 shares of the Company's common stock at exercise prices of $1.00 and $1.43. These options were either fully vested on their respective grant dates or vested generally over a one or two service period, at the end of which the options vested, provided that the grantee was still providing services to the Company on the anniversary date.

                                       30

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - CAPITAL STOCK - CONTINUED

     The fair value of these options was estimated at the date of grant using the Black-Sholes option pricing model with the following assumptions for fiscal year 2006: risk-free interest rate of 4.51% to 5.14%; no dividend yield; an expected life of the options of 7 to 10 years; and a volatility factor of 120.17% to 166.31%. As a result of these transactions, the
     Company recorded $28,806 of stock-based compensation to employees and
     $411,849 of stock-based consulting expense for the year ended December 31,
     2006. Additionally, several immediately vested options granted to non-employees resulted in $100,039 of prepaid consulting at December 31,
     2006.

     Option plan activity for 2006 and 2005 is summarized as follows:

                                                        WEIGHTED
                                                         AVERAGE
                                               TOTAL      PRICE
                                              -------   --------
     Options outstanding, January 1, 2005          --     $  --
        Granted                               230,000      0.20
        Exercised                                  --        --
        Forfeited                                  --        --
                                              -------     -----
     Options outstanding, December 31, 2005   230,000      0.20
        Granted                               431,500      1.22
        Exercised                                  --        --
        Forfeited                                  --        --
                                              -------     -----
     Options outstanding, December 31, 2006   661,500     $0.87
                                              =======     =====

     In addition to the outstanding stock option plan options, as previously described, on March 10, 2006, the Company entered into the Agreement with the Investor for the issuance of 1,096,170 shares of the Company's common stock (the "Common Stock") and the issuance of an option to purchase an additional 260,000 shares of the Company's common stock at an exercise price of $0.75 per share (the "Option"), in exchange for investment of
     $1,566,023 (the "Payment Amount") by the investor in the Company. This issuance of the stock option in conjunction with the investment agreement was approved by the Board of Directors to fall outside the scope of the stock option plan and this individual option issuance was ratified by the
     Board.

NOTE I - INCOME TAXES

     In accordance with Statement of Financial Accounting Standards No. 109,
     "Accounting for Income Taxes" (FAS 109), the Company recognizes deferred tax assets or liabilities for the future tax expense arising from the different methods of recognition for certain items of income and expense for financial statement and income tax reporting purposes. Amounts presented on the balance sheet represent the net amount of deferred tax assets and liabilities recognized during the year.

                                       31

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE I - INCOME TAXES - CONTINUED

     At December 31, 2006 and 2005, the Company had deferred tax assets calculated at an expected blended rate of 38% of approximately $912,000 and
     $323,000 respectively, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been established at December 31, 2006 and 2005.

     At December 31, 2006, the Company has net operating loss carryforwards of approximately $2,400,000, which expire in the years 2023 through 2026. The net change in the allowance account was an increase of $589,000 for the year ended December 31, 2006.

NOTE J - COMMITMENTS

     Beginning in March 2006, the Company began renting office space from a related party as a tenant at will. Under the arrangement, the Company paid
     $2,000 per month until October 2006 for the rented office space. The rent paid increased to $4,000 in October 2006 when the Company increased the amount of office space that it rented from the related party. There is no formal operating lease arrangement.

     For the years ended December 31, 2006 and 2005, rent expense was $26,000 and $0, respectively.

     At December 31, 2006 the Company had commitments for consulting agreements related to clinical trials of $244,676 and for capital expenditures related to the purchase of a modular lab in the amount of $67,500. At December 31,
     2005 the Company had no material commitments.

NOTE K - EARNINGS PER SHARE

     The Company computes net income (loss) per common share in accordance with
     SFAS No. 128, "Earnings per Share." Net income (loss) per share is based upon the weighted average number of outstanding common shares and the dilutive effect of common share equivalents, such as options and warrants to purchase common stock, convertible preferred stock and convertible notes, if applicable, that are outstanding each year. Basic and diluted earnings per share were the same at the reporting dates of the accompanying financial statements, as including common stock equivalents in the calculation of diluted earnings per share would have been antidilutive.

     As of December 31, 2006, the Company had outstanding common stock options of 921,500 and common stock warrants of 110,000, and no convertible preferred shares or preferred warrants. The above options and warrants were deemed to be antidilutive for the Company's year end of December 31, 2006.

     As of December 31, 2005, the Company had outstanding common stock options of 230,000 and common stock warrants of 52,500, convertible preferred shares of 137,500 convertible into 137,500 common shares in total. The above options, warrants, and convertible securities were deemed to be antidulitive for the Company's year end of December 31, 2005.

                                       32

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND FOR THE PERIOD
         JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE L - SUBSEQUENT EVENTS

     Issuance of Stock Options

     From January 1, 2007 through May 1, 2007, the Company issued options for the purchase of 115,000 shares of the Company's common stock at an exercise price of $1.43, with an estimated value of $157,252.

     The fair value of these options was estimated at the date of grant using the Black-Sholes option pricing model with the following assumptions for fiscal year 2007: risk-free interest rate of 4.56% to 4.68%; no dividend yield; an expected life of the options of 10 years; and a volatility factor of 120.17% to 123.38%.

     Change in Majority Stockholder

     On April 13, 2007, upon closing the Stage 2 transactions as described in the Agreement, an investor became the majority stockholder of the Company.
     Prior to April 13, 2007, the majority stockholder was the founder and
     Chairman of the Company.

     Upon becoming the majority stockholder, the Investor can avail itself of certain and various rights including representation on the Board of
     Directors and other rights that accrue by virtue of being the majority stockholder of the Company.

                                       33

                               FLUOROPHARMA, INC.
                          (a development stage company)

                          REVIEWED FINANCIAL STATEMENTS

                              AS OF MARCH 31, 2007
                                       AND
                              FOR THE THREE MONTHS
                          ENDED MARCH 31, 2007 AND 2006
                                       AND
                FOR THE PERIOD JUNE 13, 2003 (INCEPTION) THROUGH
                           MARCH 31, 2007 (UNAUDITED)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ACCOUNTANTS' REVIEW REPORT ..............................................      2
FINANCIAL STATEMENTS

   Notes to Financial Statements ........................................   6-17

[RUCCI, BARDARO & BARRETTPC LOGO]
Certified Public Accountants and Business Advisors

To the Directors and Stockholders
FLUOROPHARMA, INC. (a development stage company)
Boston, Massachusetts

                           ACCOUNTANT'S REVIEW REPORT

We have reviewed the accompanying balance sheets of FLUOROPHARMA, INC. (a corporation) as of March 31, 2007 and the related statements of operations and cash flows for the three months ended March 31, 2007 and March 31, 2006, and the period June 13, 2003 (inception) through March 31, 2007 (unaudited) in accordance with Statements on Standards for Accounting and Review Services
issued by the American Institute of Certified Public Accountants. All
information included in these financial statements is the representation of the management of FLUOROPHARMA, INC.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

The balance sheet as of December 31, 2006 was audited by us, and we expressed an unqualified opinion on it in our report dated June 29, 2007. We have presented the balance sheet for comparative purposes only.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in NOTE A to the financial statements, the Company's recurring losses from operations, stockholders' deficiency and working capital deficiency raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in NOTE A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                   Rucci, Bardaro & Barrett, PC

                                                  Rucci, Bardaro, & Barrett, PC
                                                  Certified Public Accountants

Malden, Massachusetts
June 29, 2007

919 Eastern Avenue, Malden, MA 02148 Tel (781) 321-6065 Fax (781) 321-7747
7 Main Street, Atkinson, NH 03811 Tel (603) 362-8383 Fax (603) 362-5299

[Russell Bedford LOGO] A MEMBER OF RUSSELL BEDFORD INTERNATIONAL WITH AFFILIATED
                       OFFICES WORLDWIDE

                FLUOROPHARMA, INC. (a development stage company)

                                 BALANCE SHEETS

                      MARCH 31, 2007 AND DECEMBER 31, 2006

                                                  MARCH       DECEMBER
                                                31, 2007      31, 2006
                                              -----------   ----------
                                     ASSETS

CURRENT ASSETS
   Cash                                       $    23,045   $   175,488
   Deposits and prepaid expenses                   99,980       122,539
                                              -----------   -----------
         TOTAL CURRENT ASSETS                     123,025       298,027
                                              -----------   -----------
EQUIPMENT
   Office equipment                                 9,246         9,246
   Machinery and equipment                         57,321        10,218
                                              -----------   -----------
                                                   66,567        19,464
   Less: accumulated depreciation                  (3,765)       (2,501)
                                              -----------   -----------
         EQUIPMENT - NET                           62,802        16,693
                                              -----------   -----------
OTHER ASSETS
   License agreements, net                         68,800        71,677
   Website development costs                        8,961         9,814
   Loan receivable - related party                     --           508
                                              -----------   -----------
         TOTAL OTHER ASSETS                        77,761        81,999
                                              -----------   -----------
TOTAL ASSETS                                  $   263,588   $   396,989
                                              ===========   ===========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable                           $   298,233   $   235,110
   Accrued liabilities                             62,774        66,009
   Notes payable - related party                  500,000       250,000
                                              -----------   -----------
         TOTAL CURRENT LIABILITIES                861,007       551,119
                                              -----------   -----------
STOCKHOLDERS' DEFICIT
   Common stock                                     3,220         3,220
   Additional paid-in capital                   2,973,063     2,862,586
      Deficit accumulated during the
      development stage                        (3,573,702)   (3,019,936)
                                              -----------   -----------
         TOTAL STOCKHOLDERS' DEFICIT             (597,419)     (154,130)
                                              -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT   $   263,588   $   396,989
                                              ===========   ===========

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                        3

                FLUOROPHARMA, INC. (a development stage company)

                            STATEMENTS OF OPERATIONS

             FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND
     THE PERIOD FROM JUNE 13, 2003 (INCEPTION) TO MARCH 31, 2007 (UNAUDITED)

                                                                       JUNE 13,
                                                                         2003
                                                                      (INCEPTION)
                                              FOR THE THREE MONTHS        TO
                                                 ENDED MARCH 31,       MARCH 31,
                                             ----------------------      2007
                                                2007        2006      (Unaudited)
                                             ---------   ----------   -----------

REVENUES                                     $      --   $       --   $        --
                                             ---------   ----------   -----------
OPERATING EXPENSE
   General and administrative (including
      stock based expense of $85,427,
      $199,924 and $677,390, respectively)     254,888      296,121     1,960,460
   Research and development (including
      stock based expense of $25,109,
      $3,534 and $82,579, respectively)        291,600      125,794     1,605,970
                                             ---------   ----------   -----------
      TOTAL OPERATING EXPENSE                  546,488      421,915     3,566,430
                                             ---------   ----------   -----------
      OPERATING LOSS                          (546,488)    (421,915)   (3,566,430)
                                             ---------   ----------   -----------
OTHER INCOME (EXPENSE)
   Interest income                                   9           --        1,109
   Interest expense                             (7,288)          --       (8,382)
                                             ---------   ----------   -----------
      TOTAL OTHER EXPENSE                       (7,279)          --       (7,273)
                                             ---------   ----------   -----------
LOSS BEFORE INCOME TAXES                      (553,767)    (421,915)   (3,579,703)
 Provision for income taxes                         --           --            --
                                             ---------   ----------   -----------
         NET LOSS                            $(553,767)  $ (421,915)  $(3,573,703)
                                             =========   ==========   ===========
LOSS PER COMMON SHARE - BASIC AND
   DILUTED                                   $   (0.17)  $    (0.20)  $        --
                                             =========   ==========   ===========
WEIGHTED AVERAGE SHARES OUTSTAND -
   BASIC AND DILUTED                         3,220,500    2,145,344
                                             =========   ==========

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                        4

                FLUOROPHARMA, INC. (a development stage company)

                            STATEMENTS OF CASH FLOWS

             FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND
 THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

                                                                                 JUNE 13, 2003
                                                         FOR THE THREE MONTHS     (INCEPTION)
                                                            ENDED MARCH 31,       TO MARCH 31,
                                                        ----------------------        2007
                                                           2007        2006       (Unaudited)
                                                        ---------   ----------   -------------

CASH FLOWS FROM OPERATING ACTIVITIES
NET LOSS                                                $(553,767)  $ (421,915)   $(3,573,703)
Adjustments to reconcile net loss to net
   cash used for operating activities:
      Amortization expense                                  3,730        1,788         17,635
      Depreciation expense                                  1,264           --          3,765
      Issuance of common stock for consulting                  --       23,488         23,488
      Expense related to employee stock options             3,425           --         32,231
      Non-cash fair value of stock options issued
         to non-employees for consulting                  107,052      273,895        777,744
      Non-cash administrative adjustment                        6           --              6
      Expenses paid by issuance of preferred stock             --           --         50,000
Changes in operating assets and liabilities:
   (Increase) decrease in:
      Deposits and prepaid expenses                        22,559      (70,437)       (99,980)
      Organizational costs                                     --           --             --
   Increase (decrease) in:
      Bank overdrafts                                          --           --             --
      Accounts payable                                     63,124     (121,395)       298,233
      Accrued liabilities                                  (3,234)    (141,319)        62,774
                                                        ---------   ----------    -----------
   NET CASH USED FOR OPERATING ACTIVITIES                (355,841)    (455,895)    (2,407,807)
                                                        ---------   ----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisition cost of license agreements                      --           --        (85,000)
   Costs for website development                               --           --        (10,394)
   Purchases of property and equipment                    (47,103)          --        (66,567)
                                                        ---------   ----------    -----------
NET CASH USED FOR INVESTING ACTIVITIES                    (47,103)          --       (161,961)
                                                        ---------   ----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of note - related party         250,000           --        500,000
   Advances to stockholder                                     --           --           (508)
   Repayment of advances to stockholder                       501           --            501
   Cash received from sale of common stock                     --    1,000,000      1,567,820
   Cash received from sale of preferred stock                  --           --        525,000
                                                        ---------   ----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                 250,501    1,000,000      2,592,813
                                                        ---------   ----------    -----------
         NET (DECREASE) INCREASE IN CASH                 (152,443)     544,105         23,045
CASH - BEGINNING                                          175,488       23,432             --
                                                        ---------   ----------    -----------
CASH - ENDING                                           $  23,045   $  567,537    $    23,045
                                                        =========   ==========    ===========
SUPPLEMENTAL CASH FLOW INFORMATION
   Cash PAID for interest                               $      --   $       --    $       108
                                                        =========   ==========    ===========
   Cash PAID for income taxes                           $      --   $       --    $        --
                                                        =========   ==========    ===========
Supplemental non-cash disclosure
   Increase in receivable related to equity financing   $      --   $  566,023    $        --
                                                        =========   ==========    ===========

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                        5

                FLUOROPHARMA, INC. (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

         FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR THE
   PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE A - NATURE OF OPERATIONS

     FLUOROPHARMA, INC., (the "Company") a privately-held molecular imaging company headquartered in Boston, Massachusetts, engages in the discovery, development and commercialization of proprietary diagnostic imaging products. The Company's initial focus is the development of novel positron emission tomography (PET) imaging agents for the efficient detection and assessment of acute and chronic forms of coronary artery disease (CAD).

     The accompanying financial statements have been prepared assuming that the
     Company will continue to operate as a going concern, including the realization of its assets and settlement of its liabilities at their carrying values in the ordinary course of business for the foreseeable future. However, substantial doubt about the Company's ability to continue as a going concern has been raised because the Company has experienced significant operating losses, negative cash flows from operations since inception and has not established any revenue sources. The Company has sustained cumulative losses of approximately $3.57 million through March
     31, 2007 and has a working capital deficit of approximately $738,000 at that date. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

     The ability of the Company to continue to operate as a going concern is primarily dependent upon the ability of the Company to generate the necessary financing to effectively produce and market Fluoropharma's products at competitive prices, to establish profitable operations and to generate positive operating cash flows. On March 10, 2006, the Company entered into an Investment Agreement (the "Agreement") with QUANTRX
     BIOMEDICAL CORPORATION (the "Investor"), pursuant to which the Investor has agreed to invest $1,566,000 in the Company and where the Company and the
     Investor intend for the Investor to acquire a majority interest in the
     Company through a series of staged investments, which will take the form of cash investments by the Investor in the Company at increasing valuations, with the Investor participating in each staged investment being at the
     Investor's sole discretion. See NOTE C - RELATED PARTY TRANSACTIONS.

NOTE B - INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited financial statements at March 31, 2007 and 2006 and for the three month periods then ended include the accounts of the
     Company. In our opinion, these unaudited financial statements have been prepared on the same basis as the audited financial statements for the year ended December 31, 2006 and 2005, and include all adjustments necessary to make the financial statements not misleading. Certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with Accounting Principles
     Board Opinion No. 28, Interim Financial Reporting. These financial statements should be read in conjunction with the audited financial statements for the years ended December 31, 2006 and 2005.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                        6

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

         FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR THE
   PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE C - DEVELOPMENT STAGE OPERATIONS

     The Company was formed on June 13, 2003. The Company sold 1,070,000 shares of common stock to the founder and current Chairman of the Company.
     Research and development activities began during 2003. Operations subsequent to the formation of the Company have consisted of research and development of commercially viable product(s) that meet the standards of and are approved by the Food and Drug Administration, raising capital and attracting qualified advisors and personnel to further advance the
     Company's goals. The Company has approximately 25 stockholders.

     The Company is organized as a C corporation for income tax purposes.
     Accordingly, the Company pays federal and state income taxes on any profits and retains losses to be offset against any future taxable profits.
     Dividends are paid at the discretion of the Board of Directors; however, the Company has never declared a dividend and has no intention of declaring a dividend in the foreseeable future. The Company currently intends to retain any earnings for the operation and expansion of the business. The
     Company's continued need to retain any earnings for operations and expansion is likely to limit the Company's ability to pay future cash dividends.

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and contingencies at the date of the financial statements. Actual results could differ from those estimates.

     Concentrations of Credit Risk

     The Company places its available cash with a high quality financial institution in amounts, which may occasionally exceed current federal deposit insurance limits. Senior management continuously reviews this institution for financial stability.

     Property and Equipment

     The cost of property, plant and equipment is depreciated over the estimated useful lives of the assets. Depreciation is computed using the straight-line and accelerated methods. The cost and related accumulated depreciation of property, plant and equipment sold or otherwise disposed of are removed from the related accounts and the resulting gains or losses are reflected in income. Expenditures for normal maintenance and repairs are expensed while major betterments are capitalized.

     Financial Instruments

     The Company's financial instruments consist of cash and various licensing agreements. The estimated fair value of these financial instruments approximates their carrying value at March 31, 2007 and December 31, 2006.
     The estimated fair values have been determined through information obtained from market sources and management estimates. The Company does not have any derivative or other financial instruments.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                        7

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

           FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR
 THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Compensated Absences

     Employees of the Company are entitled to paid vacation days depending on job classification, length of service and other factors. It is impracticable to estimate the amount of compensation for future absences and, accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated future absences when actually paid to employees.

     Recent Accounting Pronouncements

     In February 2007, the Financial Accounting Standards Board ("FASB") issued
     SFAS No. 155, Accounting for Certain Hybrid Financial Instruments. SFAS No.
     155 amends SFAS No. 1233, Accounting for Derivative Instruments and Hedging
     Activities, and SFAS No. 140, Accounting for Transfers and Servicing of
     Financial Assets and Extinguishments of Liabilities. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requirement bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument the pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the
     Company's first fiscal year that begins after September 15, 2006. SFAS No.
     155 is not expected to have a material effect on the financial position or results of operations of the Company.

     In June 2006, the FASB issued Interpretation No. 48, Accounting for
     Uncertainty in Income Taxes - an interpretation of FASB Statement No 109
     ("FIN 48") which clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with FASB No. 109,
     Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company does not expect the adoption of the pronouncement to have a material effect on the financial position or results of operations of the Company.

     Income Taxes

     Deferred tax assets and liabilities are recognized based on temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the years in which the temporary differences are expected to reverse. A valuation allowance is applied against net deferred tax assets if, based on available evidence, it is more likely than not that some or all of the deferred assets will not be realized.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                        8

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

           FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR
 THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Research and Development

     The cost of research and development is charged to expense as incurred.
     Development expenses include the cost to register and maintain patents.

     Stock Option/Warrants

     The Company accounts for stock option/warrant awards granted to officers, directors and employees under the recognition and measurement principles of
     SFAS No. 123(R), Share Based Payment, utilizing the "modified prospective"
     method as described in SFAS No. 123(R). The accounting standard is effective January 1, 2006. The Company has elected to apply the principles of the standard to its financial statements beginning with its fiscal year beginning January 1, 2005.

     In the "modified prospective" method, compensation cost is recognized for all share-based payments granted after the effective date and for all unvested awards granted prior to the effective date. In accordance with
     SFAS No. 123(R), prior period amounts were not restated. SFAS No. 123(R)
     also requires the tax benefits associated with these share-based payments to be classified as financing activities in the Statement of Cash Flows, rather than operating cash flows as required under previous regulations.
     There was no effect to the Company's financial position or results of operations, as of and for the year ended December 31, 2005, as a result of the adoption of this Standard.

     Prior to January 1, 2005, the Company did not have any stock based compensation that was required to be accounted for in accordance with
     Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to
     Employees and related interpretations.

NOTE E - RELATED PARTY TRANSACTIONS

     Loan Receivable - Stockholder

     As of December 31, 2005, a loan was receivable from two shareholders. The loan, payable on demand, is non-interest bearing and is full recourse. As of December 31, 2006, the balance of the loan was $508. During the year ended December 31, 2006, there were no repayments made on the outstanding balance of the loan. During the three months ended March 31, 2007, the stockholders repaid $502 of the outstanding balance of the loan. At March
     31, 2007, the balance of $6 was written off through an administrative adjustment, leaving a balance $0.00 at March 31, 2007.

     Investment Agreement

     On March 10, 2006, the Company entered into the Agreement with the Investor for the issuance of 1,096,170 shares of the Company's common stock (the
     "Common Stock") and the issuance of an option to purchase an additional
     260,000 shares of the Company's common stock at an exercise price of $0.75 per share (the "Option"), in exchange for investment of $1,566,023 (the
     "Payment Amount") by the investor in the Company. The intent of the parties is for the investor to acquire a majority interest in the Company through a series of staged investments, which will take the form of cash investments by the investor in the Company at increasing valuations, with the investor participating in each staged investment being at the investor's sole discretion.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                        9

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

           FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR
THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE E - RELATED PARTY TRANSACTIONS - CONTINUED

     As of March 10, 2006, the Investor paid $750,000 towards its investment in the Company and was credited with $250,000 previously advanced to the
     Company. On various dates throughout 2006, the Investor advanced various amounts of cash to the Company in satisfaction of the remaining $566,023 due to the Company under the investment agreement. The full amount of the investment was paid on December 8, 2006.

     The Chief Executive Officer of the Investor is also a member of the
     Company's Board of Directors.

     Note payables - Stockholder

     On December 13, 2006, the Company executed a $250,000 Promissory Note (the
     "Note") with the Investor. On February 16, 2007, the Company executed another $250,000 Promissory Note (the "Second Note") with the Investor with the same terms as the Note. As of March 31, 2007, the outstanding balance of the notes was $500,000.

          Significant terms of the Notes are as follows:

          (a)  Payment - the full principal balance, together with all accrued and unpaid interest, shall be, (i) at the option of the Note holder, credited (on a dollar for dollar basis) towards any further investment by the Investor under the Agreement or (ii)
               paid in full by the Company on March 31, 2007 (the "Maturity
               Date"). The Investor will notify the Company, in writing, on or before February 28, 2007, of its election under (i) or (ii) as previously discussed.

          (b)  Prepayments - The outstanding balance of the Note may not be paid, in full or in part, in advance of the Maturity Date.

          (c)  Interest - The stated rate of interest on the Notes is 8% per year and accrues on the outstanding principal (excluding accrued and unpaid interest) of the Notes. Accrued and unpaid interest becomes part of the outstanding balance upon the Investors election to under (a)(i) or (a)(ii) above. Overdue principal, interest, fees or other amounts due under the Note shall be payable on demand and bear interest at the rate of 12% per year.
               Interest is calculated based on the number of actual days elapsed and the daily interest computation is based on 365 or 366 days per year, as applicable. As of March 31, 2007 and December 31,
               2006, the Company incurred interest expense of $8,274 and $986 respectively. The balance of $8,274 and $986 is included in accrued liabilities on the balance sheets as of March 31, 2007 and December 31, 2006 respectively. See NOTE H - ACCRUED
               LIABILITIES.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                       10

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

           FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR
 THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE E - RELATED PARTY TRANSACTIONS - CONTINUED

          (d)  Events of Default - The Notes contains customary events of default and includes: (i) the Company failing to pay any
               principal of or interest on this Note within three (3) business days of when due; (ii) admit in writing or otherwise fails to pay its debts and obligations as they come due; (iii) initiation of any bankruptcy proceeding, voluntary or involuntary including the application for the appointment of or consent to the appointment of a receiver, the winding-up or liquidation of the Company which continues undismissed or unstayed for sixty (60) days, admission of material allegations of a petition filed in conjunction with any aforementioned court proceeding, any general assignment for the benefit of creditors; (iv) the rendering of any monetary judgment equaling or exceeding $500,000 and either enforecement action has been taken or if any stay of enforcement by reason of pending appeal or otherwise is not in effect; (v) taking any corporate action to effect, or having any court decree issued approving or ordering, any of the foregoing; (vi) the rendering of any or all of the Note valid, binding and/or enforceable or the declaration by the Company of the same; (vii) breach of the
               Agreement of any other Transaction Document (as defined in the
               Agreement) by the Company; (viii) the illegality or becoming illegal of the Company to comply, in full or in part, with any terms of the Notes.

     Rental Arrangement

     Beginning in March 2006, the Company began renting office space from a company that is a related party. The Company is a related party by virtue of the fact that the company is a stockholder and holds options for the purchase of 162,000 shares of the Company's common stock and one of the founders, the managing partner of the company, is related to the Company's founder and chairman.

     License Agreements - Stockholders

     The Company entered into license agreements with its Chief Executive
     Officer and founder for certain patent rights. The agreements call for annual license fees to be paid by the Company to the stockholder in exchange for the granting of patent rights where the Company would have the sole exclusive, worldwide, royalty bearing rights. The agreements call for the stockholder to receive additional payments and royalties as the Company develops and implements these patents.

NOTE F - LICENSE AGREEMENTS

     During 2005, the Company entered into various patent license agreements with a local hospital located in Boston, Massachusetts for the licensing of certain patent rights. These licenses are capitalized and amortized over the terms of the respective agreements (9 years). During 2006, the Company also entered into a contract with a research and development company located in Worcester, Massachusetts for the providing of testing services.
     Although the stated term of the agreement is 15 years, the Company has capitalized the up front, non-refundable payment of $25,000 and is amortizing that payment over 5 years as the Company expects that a majority of the testing services for current projects will occur within that time frame.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                       11

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

           FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR
 THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE F - LICENSE AGREEMENTS - CONTINUED

     As of March 31, 2007 and December 31, 2006, the balances of the Company's license agreements were as follows:

                                                    MARCH 31,   DECEMBER 31,
                                                       2007         2006
                                                    ---------   ------------
     Patent license agreements                      $ 60,000      $ 60,000
     Contract research and development agreements     25,000        25,000
                                                    --------      --------
                                                      85,000        85,000
        Less: accumulated amortization               (16,200)      (13,323)
                                                    --------      --------
                                                    $ 68,800      $ 71,677
                                                    ========      ========

NOTE G - WEBSITE DEVELOPMENT COSTS

     The Company has capitalized the costs incurred in connection with the initial development of its website, www.fluoropharma.com. These costs are being amortized over 3 years. Costs incurred in connection with the website subsequent to the website going live are expensed as incurred. Costs incurred in connection with the re-design, re-building or total replacement of the website would also be capitalized and amortized in accordance with
     Company policy.

     As of March 31, 2007 and December 31, 2006, the balances of the website development costs were as follows:

                                         MARCH 31,   DECEMBER 31,
                                            2007         2006
                                         ---------   ------------
     Website development costs            $10,394      $10,394
        Less: accumulated amortization     (1,433)        (580)
                                          -------      -------
                                          $ 8,961      $ 9,814
                                          =======      =======

      SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                       12

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

           FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR
 THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - ACCRUED LIABILITIES

     At March 31, 2007 and December 31, 2006 accrued liabilities consist of the following:

                                                MARCH 31,   DECEMBER 31,
                                                   2007         2006
                                                ---------   ------------
     Consulting fees and directors' fees         $ 6,000       $    --
     Legal fees                                    8,500        31,023
     Miscellaneous general and administrative     18,000        12,000
     Related party interest expense                8,274           986
     Scientific Advisory Board fees               22,000        22,000
                                                 -------       -------
                                                 $62,774       $66,009
                                                 =======       =======

NOTE I - CAPITAL STOCK

     Number of Shares Authorized

     Under the Company's charter, 10,000,000 shares of $0.001 par value common stock and 700,000 shares of $0.001 par value "Series A" preferred stock were authorized as of December 31, 2005. As of December 31, 2005, 1,797,500
     shares of common stock and 287,500 shares of preferred stock are issued and outstanding.

     COMMON STOCK

     Transactions Occurring in Shares of Common Stock

     On March 10, 2006, in connection with the closing of the Agreement between the Company and all preferred stockholders, the Company exchanged 287,500 shares of common stock for all of the outstanding shares of Preferred Stock
     (287,500) in a one-to-one stock swap.

     On March 10, 2006, in connection with the closing of the agreement between the Company and all preferred stockholders, the Company issued 22,905 shares of common stock to its holders of Preferred Stock as an inducement to convert their shares of Preferred Stock to common stock. These shares were issued in conjunction with the execution of a separate common stock purchase agreement and considered a cost of raising capital, therefore resulting in a memorandum entry only, as conversion was a requirement for the execution of the separate definitive agreement.

     During 2006, as payment for a consulting contract with the Company, the
     Company issued 16,425 shares of its common stock, valued at $1.43 a share to the consultant. The fair value of these shares was calculated to be
     $23,488.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                       13

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

         FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR THE
   PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE I - CAPITAL STOCK - CONTINUED

     On March 10, 2006, in connection with the closing of the Agreement between the Company and the Investor, the Company issued 1,096,170 shares of common stock to the Investor valued at $1.43 per share, for an aggregate investment in the Company by the Investor of $1,566,022.

     As of March 31, 2007 and December 31, 2006, there were 3,220,500 shares of common stock outstanding. There were no common shares issued during the three months ended March 31, 2007.

     PREFERRED STOCK

     Transactions Occurring in Shares of Preferred Stock

     During 2006, the following transaction occurred with respect to shares of the Company's Preferred Stock:

     On March 10, 2006, in connection with the agreement entered into on March
     11, 2006 between the company and all preferred stockholders, the company exchanged all of the outstanding shares of preferred Stock (287, 500) in a one-to-one swap for shares of the Company's common stock. In addition to the 287,500 shares of common stock issued upon conversion, the Company issued 22,905 additional shares of common stock to these stockholders as an inducement to convert.

     As a result of the aforementioned transactions, the Company had no issued of outstanding shares of series A preferred Stock as of March 31, 2007.

     COMMON STOCK WARRANTS

     As of December 31, 2004, the Company had outstanding common stock warrants for the purchase of 27,500 shares of common stock with an exercise price of
     $3.00 per share. All of these warrants were issued in conjunction with the issuance of preferred stock pursuant to the execution of certain definitive stock purchase agreements.

     During 2005, common stock warrants for the purchase of 25,000 shares of common stock with an exercise price of $3.00 per share were issued in conjunction with the issuance of preferred stock pursuant to the execution of certain definitive stock purchase agreements.

     During 2006, common stock warrants for the purchase of 57,500 shares of common stock with an exercise price of $1.43 per share were issued in conjunction with the conversion of all issued and outstanding preferred stock. These warrants were issued in conjunction with the execution of a separate common stock purchase agreement and considered a cost of raising capital, therefore resulting in a memorandum entry only, as conversion was a requirement for the execution of the separate definitive agreement.

     There were no common stock warrants issued during the quarter ended March
     31, 2007, and as a result there were 110,000 common stock warrants issued and outstanding at March 31, 2007.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                       14

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

           FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR
 THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE I - CAPITAL STOCK - CONTINUED

     STOCK OPTIONS

     Stock Option Plan

     Description

     On January 1, 2004, the Company adopted its Equity Incentive Plan (the
     "Plan") which provides for the grant by the Company of options or other equity interests in the Company to employees, officers, directors, consultants, and advisors of the Company (the "Eligible Participants"), to purchase up to 560,000 shares of the Company's common stock, at an exercise price as determined by the Company's Board of Directors and for a term of up to no more than ten years after the date of grant. Effective September
     1, 2006, pursuant to Board ratification, the stock option plan pool was increased to allow for the issuance of 932,000 shares of the Company's common stock. Effective January 26, 2007, pursuant to Board ratification, the stock option plan pool was increased to allow for the issuance of
     1,350,000 shares of the Company's common stock. Generally, the Board of
     Directors determined the options vesting term; however, option grants designated as "Incentive Stock Options" (the "ISO") may be exercised for up to 25% of the total number of shares under the ISO on the first anniversary of the grant date and for an additional 6.25% of the total number of shares under the ISO on the last day of each three month period following the first anniversary date until 100% of the total number of shares under the
     ISO have vested by the fourth anniversary of the date of grant.

     Issuances of Stock Options

     As of December 31, 2005, the Company had issued options to various consultants to purchase 230,000 shares of the Company's common stock.

     During 2006, the Company's Board of Directors granted various options to various employees, consultants and advisors to purchase an aggregate of
     431,500 shares of the Company's common stock at exercise prices of $1.00 and $1.43. These options were either fully vested on their respective grant dates or vested generally over one or two service period, at the end of which the options vested, provided that the grantee was still providing services to the Company on the anniversary date.

     The fair value of these options was estimated at the date of grant using the Black-Sholes option pricing model with the following assumptions for fiscal year 2006: risk-free interest rate of 4.51% to 5.14%; no dividend yield; an expected life of the options of 7 to 10 years; and a volatility factor of 120.17% to 166.31%. As a result of these transactions, the
     Company recorded $28,806 of stock-based compensation to employees and
     $411,849 of stock-based consulting expense for the year ended December 31,
     2006. Additionally, several immediately vested options granted to non-employees resulted in $100,039 of prepaid consulting at December 31,
     2006.

     During the three months ended March 31, 2007, the Company issued options for the purchase of 90,000 shares of the Company's common stock valued at
     $123,130.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                       15

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

           FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR
 THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE I - CAPITAL STOCK - CONTINUED

     The fair value of these options was estimated at the date of grant using the Black-Sholes option pricing model with the following assumptions for fiscal year 2007: risk-free interest rate of 4.56% to 4.68%; no dividend yield; an expected life of the options of 10 years; and a volatility factor of 120.17% to 123.38%.

     In addition to the outstanding stock option plan options, as previously described, on March 10, 2006, the Company entered into the Agreement with the Investor for the issuance of 1,096,170 shares of the Company's common stock (the "Common Stock") and the issuance of an option to purchase an additional 260,000 shares of the Company's common stock at an exercise price of $0.75 per share (the "Option"), in exchange for investment of
     $1,566,023 (the "Payment Amount") by the investor in the Company. This issuance of the stock option in conjunction with the investment agreement was approved by the Board of Directors to fall outside the scope of the stock option plan and this individual option issuance was ratified by the
     Board.

NOTE J - EARNINGS PER SHARE

     The Company computes net income (loss) per common share in accordance with
     SFAS No. 128, "Earnings per Share." Net income (loss) per share is based upon the weighted average number of outstanding common shares and the dilutive effect of common share equivalents, such as options and warrants to purchase common stock, convertible preferred stock and convertible notes, if applicable, that are outstanding each year. Basic and diluted earnings per share were the same at the reporting dates of the accompanying financial statements, as including common stock equivalents in the calculation of diluted earnings per share would have been antidilutive.

     As of March 31, 2007, the Company had outstanding common stock options of
     1,011,500 and common stock warrants of 110,000, and no convertible preferred shares or preferred warrants. The above options and warrants were deemed to be antidilutive for the Company's quarter ended March 31, 2007.

     As of March 31, 2006, the Company had outstanding common stock options of
     702,000 and common stock warrants of 110,000. The above options, warrants, and convertible securities were deemed to be antidulitive for the Company's quarter ended March 31, 2006.

NOTE K - INCOME TAXES

     In accordance with Statement of Financial Accounting Standards No. 109,
     "Accounting for Income Taxes" (FAS 109), the Company recognizes deferred tax assets or liabilities for the future tax expense arising from the different methods of recognition for certain items of income and expense for financial statement and income tax reporting purposes. Amounts presented on the balance sheet represent the net amount of deferred tax assets and liabilities recognized during the year.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                       16

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

            FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR
 THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE K - INCOME TAXES - CONTINUED

     At March 31, 2007 and March 31, 2006, the Company had deferred tax assets calculated at an expected blended rate 38% of approximately $1,100,000 and
     $480,000 respectively, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company can not determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been established at Match 31, 2007 and March
     31, 2006.

     At March 31, 2007, the Company has net operating loss carry forwards of approximately $2,900,000, which expire in the years 2023 through 2027. The net change in the allowance account was an increase of $500,000 for the three months ended March 31, 2007.

NOTE L - COMMITMENTS

     Beginning in March 2006, the Company began renting office space from a related party as a tenant at will. Under the arrangement, the Company paid
     $2,000 per month until October 2006 for the rented office space. The rent paid increased to $4,000 in October 2006 when the Company increased the amount of office space that it rented from the related party. There is no formal operating lease arrangement.

     For the three months ended March 31, 2007 and 2006, rent expense was
     $12,000 and $2,000, respectively.

     As of March 31, 2007 the Company had commitments for consulting agreements related to clinical trials of $267,437 and for capital expenditures related to the purchase of a modular lab in the amount of $45,000. At March 31,
     2006 the Company had no material commitments.

NOTE M - SUBSEQUENT EVENTS

     Change in Majority Stockholder

     On April 13, 2007, upon closing the Stage 2 transactions as described in the Agreement, the Investor became the majority stockholder of the Company.
     Prior to April 13, 2007, the majority stockholder was the founder and
     Chairman of the Company.

     Upon becoming the majority stockholder, the Investor can avail itself of certain and various rights including representation on the Board of
     Directors and other rights that accrue by virtue of being the majority stockholder of the Company.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                       17

                         QUANTRX BIOMEDICAL CORPORATION

                               Pro Forma Condensed
                          Combined Financial Statements
                           March 31, 2007 (unaudited)

QuantRx Biomedical Corporation
Pro Forma Condensed Combined Financial Statements

Index to Pro Forma Condensed Combined Financial Statements

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements    1

Unaudited Pro Forma Condensed Combined Balance Sheet                           2

Unaudited Pro Forma Condensed Combined Statement of Operations               3-4

Notes to Unaudited Pro Forma Condensed Combined Financial Statements         5-6

QuantRx Biomedical Corporation
March 31, 2007

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the combination of QuantRx Biomedical
Corporation (the "Company") and FluoroPharma, Inc. ("FluoroPharma") based on the acquisition of a majority interest (57.78%). The unaudited pro forma condensed combined financial statements were prepared using the historical financial statements of the Company and historical financial statements of FluoroPharma.
Please note that the unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of the
Company and FluoroPharma, respectively. The Company's financial information can be found in the Company's Annual Report on Form 10-K for the fiscal year ended
December 31, 2006 and quarterly report on Form 10-Q for the three months ended
March 31, 2007. The financial information of FluoroPharma is filed together with this Pro Forma Condensed Combined Financial Statements on 8-K.

The unaudited pro forma condensed combined balance sheet as of March 31, 2007 combines the unaudited condensed balance sheet of the Company as of March 31,
2007 and the unaudited balance sheet of FluoroPharma as of March 31, 2007 and gives effect to the acquisition as if the acquisition occurred on March 31,
2007.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and for the three months ended March 31, 2007 give effect to the acquisition as if the acquisition occurred on January 1, 2006, the first day of the Company's fiscal year. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 combines the audited statement of operations of the Company for the year ended December
31, 2006 with the audited statement of operations of FluoroPharma for the year ended December 31, 2006. The unaudited pro forma combined statement of operations for the three months ended March 31, 2007 combines the unaudited statement of operations of the Company for the three months ended March 31, 2007 with the unaudited statement of operations of FluoroPharma for the three months ended March 31, 2007.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

The acquisition was accounted for using the purchase method of accounting, and accordingly, the assets acquired have been recorded at their estimated fair values as of the date of the acquisition. These amounts have been recorded based upon preliminary estimates as of March 31, 2007. The unaudited pro forma financial data are based on the assumptions and adjustments available at the time of the filing of this Form 8-K/A, as described in the accompanying notes, which QuantRx believes are reasonable. The fair value of the consideration will be allocated to the net assets acquired based upon the fair values of such net assets at the effective date of the acquisition. The allocation presented here is preliminary, subject to change as additional information is received.

The unaudited condensed combined pro forma statement of operations does not purport to represent what QuantRx's results of operations actually would have been if the events described above had occurred as of the dates indicated or what QuantRx's results will be for any future periods. The unaudited condensed combined pro forma financial statements are based upon assumptions, estimates and adjustments that QuantRx believes are reasonable and are intended for informational purposes only. The future consolidated financial position and results of operations will differ, potentially significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in values not currently identified. Further adjustments to the acquired assets will be reflected as a change in goodwill.

                                       1

QUANTRX BIOMEDICAL CORPORATION
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2007
(UNAUDITED)

                                                                           THE
                                                                       COMPANY    FLUOROPHARMA
                                                                     MARCH 31,       MARCH 31,         PRO FORMA        PRO FORMA
                                                                          2007            2007       ADJUSTMENTS         COMBINED

ASSETS

Current Assets:
     Cash and cash equivalents                                  $    2,749,225      $ 23,045      $            -      $ 2,772,270
     Accounts receivable                                                33,097               -                 -           33,097
     Interest receivable                                                13,417               -                 -           13,417
     Interest receivable - related party                                11,868               -        (8,274)(a)            3,594
     Prepaid expenses                                                  412,367          99,980                 -          512,347
     Note receivable                                                   200,000               -                 -          200,000
     Note receivables - related party                                  700,000               -      (500,000)(a)          200,000
                                                                --------------      ----------   ---------------      -----------
                  Total current assets                               4,119,974         123,025         (508,274)        3,734,725
                                                                --------------      ----------   ---------------      -----------

Investments                                                          2,481,023               -    (2,281,023)(b)          200,000
Property and equipment, net                                            216,016          62,802                 -          278,818
Intangible assets, net                                                 110,505          77,761                 -          188,266
Goodwill                                                                     -               -      3,620,168(b)        3,620,168
Security deposits                                                       10,667               -                 -           10,667
                                                                --------------      ----------   ---------------      -----------

                  Total assets                                  $    6,938,185      $  263,588   $       830,871      $ 8,032,644
                                                                ==============      ==========   ===============      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accounts payable                                           $      234,088     $   298,233   $             -      $   532,321
     Accrued expenses                                                   39,987          62,774        (8,274)(a)           94,487
     Deferred revenue, current portion                                  83,333               -                 -           83,333
     Note payable - related party                                            -         500,000      (500,000)(a)                -
     Security deposits                                                   2,000               -                 -            2,000
                                                                --------------      ----------   ---------------      -----------
                  Total current liabilities                            359,408         861,007         (508,274)          712,141
                                                                --------------      ----------   ---------------      -----------
     Deferred revenue, long-term portion                               355,736               -                 -          355,736
     Notes payable                                                      44,000               -                 -           44,000
                                                                --------------      ----------   ---------------      -----------

                  Total liabilities                                    759,144         861,007         (508,274)        1,111,877
                                                                --------------      ----------   ---------------      -----------

Commitments and contingencies                                                -               -                 -                -
Minority Interest                                                            -               -        741,726(b)          741,726
Stockholders' Equity:
     Common stock - $0.01 par value, 75,000,000 shares
               authorized; 40,910,580 and 37,378,080
               shares issued and outstanding                           409,105           3,220        (3,220)(b)          409,105
     Additional paid-in capital                                     37,328,917       2,973,063    (2,973,063)(b)       37,328,917
     Accumulated deficit                                          (31,558,981)     (3,573,702)      3,573,702(b)     (31,558,981)
                                                                --------------      ----------   ---------------      -----------
                  Total Stockholders' Equity                         6,179,041       (597,419)           597,419        6,179,041
                                                                --------------      ----------   ---------------      -----------

                  Total Liabilities and Stockholders' Equity    $    6,938,185     $   263,588        $  830,871     $  8,032,644
                                                                ==============      ==========   ===============      ===========

(a) To eliminate intercompany notes and related accrued interest.
(b) To eliminate stockholders' equity and investment, and to record goodwill and minority interest.

                                       2

QUANTRX BIOMEDICAL CORPORATION
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2007 (UNAUDITED)

                                                          THE COMPANY   FLUOROPHARMA
                                                            MARCH 31,      MARCH 31,     PRO FORMA    PRO FORMA
                                                                 2007           2007   ADJUSTMENTS     COMBINED

Revenues                                                 $     62,369              -             -  $    62,369
                                                         ------------    -----------     ----------  ----------

Operating expenses:
     Sales and marketing                                       43,715              -             -       43,715
     General and administrative                               826,688        254,888             -    1,081,576
     Research and development                                 279,255        291,600             -      570,855
                                                         ------------    -----------     ----------  ----------
               Total operating expenses                     1,149,658        546,488             -    1,696,146
                                                         ------------    -----------     ----------  ----------

Loss from operations                                      (1,087,289)      (546,488)             -  (1,633,777)
                                                         ------------    -----------     ----------  ----------

Other income (expense):
     Interest and dividend income                              26,247              9    (7,288)(a)       18,968
     Interest expense                                           (452)        (7,288)      7,288(a)        (452)
     Rental income                                              2,750              -             -        2,750
     Grant income                                              14,000              -             -       14,000
                                                         ------------    -----------     ----------  ----------
               Total other income (expense), net              42,545         (7,279)             -       35,266
                                                         ------------    -----------     ----------  ----------

Loss before taxes                                         (1,044,744)      (553,767)             -  (1,598,511)

     Minority interest                                              -              -    230,723(b)      230,723
     Provision for income taxes                                     -              -             -            -
                                                         ------------    -----------     ----------  ----------

Net loss                                                $ (1,044,744)   $  (553,767)       230,723  (1,367,788)
                                                        ============    ============      =========  ==========

Basic and diluted net loss per common share:
     Basic                                               $     (0.03)      $       -                 $   (0.04)
                                                        ============    ============                 ==========

     Diluted                                             $     (0.03)      $       -                 $   (0.04)
                                                        ============    ============                 ==========

Weighted average shares used in per share calculation:
     Basic                                                 38,594,830              -                 38,594,830
     Diluted                                               38,594,830              -                 38,594,830

(a) To eliminate intercompany interest.
(b) To record the minority interest in the loss of FluoroPharma.

                                       3

QUANTRX BIOMEDICAL CORPORATION
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006 (UNAUDITED)

                                                                  THE
                                                              COMPANY   FLUOROPHARMA
                                                         DECEMBER 31,   DECEMBER 31,     PRO FORMA     PRO FORMA
                                                                 2006           2006   ADJUSTMENTS      COMBINED

Revenues                                                 $     91,463   $          -    $        -   $    91,463
                                                         ------------  -------------    ----------   ------------

Operating expenses:
     Sales and marketing                                      302,171              -             -       302,171
     General and administrative                             2,134,989        951,861             -     3,086,850
     Research and development                                 665,636      1,047,359             -     1,712,995
                                                         ------------  -------------    ----------   ------------
                 Total operating expenses                   3,102,796      1,999,220             -     5,102,016
                                                         ------------  -------------    ----------   ------------

Loss from operations                                      (3,011,333)    (1,999,220)             -   (5,010,553)
                                                         ------------  -------------    ----------   ------------

Other income (expense):
     Interest and dividend income                              44,221          1,100      (986)(a)        44,335
     Interest expense                                       (287,926)        (1,094)        986(a)     (288,034)
     Amortization of debt discount to interest expense    (4,003,093)              -             -   (4,003,093)
     Amortization of deferred financing costs to
     interest expense                                       (434,383)              -             -     (434,383)
                                                         -----------   ------------     ----------   -----------
                 Total other income (expense), net        (4,681,181)              6             -   (4,681,175)
                                                         ------------  -------------    ----------   ------------

Loss before taxes                                         (7,692,514)    (1,999,214)             -   (9,691,728)
     Minority interest                                              -              -       843,652       843,652
     Provision for income taxes                                     -              -             -             -

Net loss                                                 $(7,692,514)  $ (1,999,214)    $  843,652  $(8,848,076)
                                                         ===========   =============    ==========   ============

Basic and diluted net loss per common share:
     Basic                                               $     (0.26)  $           -                 $    (0.30)
                                                         ===========   =============                 ============

     Diluted                                             $     (0.26)  $           -                 $    (0.30)
                                                         ===========   =============                 ============

Weighted average shares used in per share calculation:
     Basic                                                 29,629,947              -                  29,629,947
     Diluted                                               29,629,947              -                  29,629,947

(a) To eliminate intercompany interest.
(b) To record the minority interest in the loss of FluoroPharma.

                                       4

QUANTRX BIOMEDICAL CORPORATION
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

1.  BASIS OF PRESENTATION

On April 13, 2007, QuantRx Biomedical Corporation ("QuantRx") executed a stock purchase agreement with FluoroPharma, Inc. which increased ownership to an aggregate 57.78% equity interest the voting stock of FluoroPharma for aggregate consideration of $3,531,023 through investments in FluoroPharma and stock purchases from certain individuals. After completion of these transactions,
FluoroPharma became a majority-owned subsidiary of the Company.

The unaudited pro forma condensed combined balance sheet as of March 31, 2007 combines the unaudited condensed balance sheet of the Company as of March 31,
2007 and the unaudited balance sheet of FluoroPharma as of March 31, 2007 and gives effect to the acquisition as if the acquisition occurred on March 31,
2007.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and for the three months ended March 31, 2007 give effect to the acquisition as if the acquisition occurred on January 1, 2006, the first day of the Company's fiscal year. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 combines the audited statement of operations of the Company for the year ended December
31, 2006 with the audited statement of operations of FluoroPharma for the year ended December 31, 2006. The unaudited pro forma combined statement of operations for the three months ended March 31, 2007 combines the unaudited statement of operations of the Company for the three months ended March 31, 2007 with the unaudited statement of operations of FluoroPharma for the three months ended March 31, 2007.

The acquisition was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business
Combinations. Under the purchase method of accounting, the total purchase price is allocated to the net tangible and intangible assets of the business acquired in connection with the Share Purchase Agreement, based on the estimated fair value as of the completion of acquisition. Management has estimated the fair value of assets acquired and liabilities assumed based on the fair value attributable to the actual net tangible and intangible assets and liabilities of
FluoroPharma that existed as of the date of the completion of the acquisition.

                                       5

QUANTRX BIOMEDICAL CORPORATION
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

2.  PURCHASE PRICE ALLOCATION

Under the purchase method of accounting, the initial purchase price ($3,531,023)
is allocated to the acquired net assets based on their estimated fair values as of the completion of the acquisition. Based on management estimates of the fair values of assets and liabilities of FluoroPharma, the initial estimated goodwill and estimated purchase price allocation is as follows:

Assets acquired:

     Cash                                                  $     23,045
     Prepaid expenses                                            99,980
     Machinery and equipment                                     62,802
     Intangible assets                                           77,761

Liabilities assumed
     Current liabilities                                      (352,733)
                                                          -------------

Net assets acquired                                            (89,145)
Goodwill                                                      3,620,168
                                                          -------------

Initial purchase price of acquisition                     $   3,531,023
                                                          =============

                                       6